Exhibit 10.2

EXECUTION COPY

RESEARCH COLLABORATION AND OPTION TO
LICENSE AGREEMENT

by and between

4D PHARMA PLC

and

MERCK SHARP & DOHME CORP.

***	Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

EXECUTION COPY

RESEARCH COLLABORATION AND OPTION TO LICENSE AGREEMENT

This Agreement (this “Agreement”) is effective as of October 7, 2019, (the “Effective Date”) and is entered into by and between 4D Pharma plc, having an address of 9 Bond Court, Leeds LS l 2JZ, United Kingdom (organized and existing under the laws of England and Wales (“Company”) and MERCK SHARP & DOHME CORP., a corporation organized and existing under the laws of New Jersey (“MSD”).

RECITALS:

WHEREAS, Company has developed and is the owner of a library of certain proprietary LBPs (as defined below);

WHEREAS, MSD has developed and owns or controls the Selected Antigens (as defined below);

WHEREAS, MSD is interested in working with the Company to discover, design and develop, as part of the Research Program (as defined below), mucosal vaccines derived from Selected LBPs (as defined below) when used in conjunction with Selected Antigens (as defined below);

WHEREAS, through the Research Program, the Parties will endeavor to discover, design and develop up to [***] combinations of Selected LBPs and Selected Antigens for use in up to three (3) Indications (as defined below);

WHEREAS, during the Option Exercise Period (as defined below), and with respect to each Indication, MSD shall have an exclusive option to exercise an Exclusive License (as defined below) under the Company’s rights to certain intellectual property in order to conduct internal research, commercialize and otherwise exploit Licensed Compounds (as defined below) and Licensed Products (as defined below), all as more fully set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Company and MSD hereby agree as follows:

ARTICLE 1 DEFINITIONS.

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below.

1.1	“AAALAC” shall mean the Association for Assessment and Accreditation of Laboratory Animal Care International.

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1

EXECUTION COPY

1.2	“Act” shall mean, as applicable, the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq., and/or the Public Health Service Act, 42 U.S.C. §§ 262 et seq., as amended from time to time.

1.3	“Affiliate” shall mean (i) any corporation or business entity of which, now or hereafter, fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by MSD or Company; or (ii) any corporation or business entity which, now or hereafter, directly or indirectly, owns, controls or holds fifty percent (50%) (or the maximum ownership interest permitted by law) or more of the securities or other ownership interests representing the equity, the voting stock or, if applicable, the general partnership interest, of MSD or Company; or (iii) any corporation or business entity of which, now or hereafter, fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by a corporation or business entity described in (i) or (ii).

1.4	“Agreement” shall have the meaning given such term in the preamble to this document.

1.5	“Calendar Quarter” shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.6	“Calendar Year” shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.7	“Change of Control” shall mean with respect to a Party: (1) the sale of all or substantially all of such Party’s assets or business relating to this Agreement; (2) a merger, reorganization or consolidation involving such Party in which the voting securities of such Party outstanding immediately prior thereto cease to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (3) a person or entity, or group of persons or entities, acting in concert acquire more than fifty percent (50%) of the voting equity securities or management control of such Party.

1.8	“Clinical Trial” shall mean a Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial, and/or Post-approval Clinical Trial.

1.9	“Combination Product” shall mean a Licensed Product that includes one or more other clinically active components that produce a specific immune response in combination with a Licensed Compound, excluding a product containing a Licensed Compound in combination with a Licensed Compound with no other clinically active components.

1.10	“Commercially Reasonable Efforts” shall mean, with respect to the efforts to be expended by a Party with respect to any objective, such reasonable and diligent, good faith efforts to accomplish such objective as such Party would normally use to accomplish a similar objective under similar circumstances. [***]

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

2

EXECUTION COPY

1.11	“Committee” shall mean the joint research committee established to facilitate the Research Program as more fully described in Section 2.4.

1.12	“Company” shall have the meaning given such term in the preamble to this Agreement.

1.13	“Company Competitor” shall mean any Person engaged in a business primarily focused on the development of therapeutic live biotherapeutics.

1.14	“Company Information and Inventions” shall mean all protocols, formulas, data, Inventions, know-how and trade secrets, patentable or otherwise, created or conceived during the Research Program Term and resulting from the Research Program developed or invented solely by employee(s) of Company and/or its Affiliates, and/or a Third Party acting on behalf of Company and/or its Affiliates, and not employed by MSD and/or its Affiliates.

1.15	“Company Know-How” shall mean all information and materials (other than MSD Know-How), including but not limited to discoveries, improvements, processes, methods, protocols, formulas, data, inventions (including without limitation Company Information and Inventions and Company’s rights in Joint Information and Inventions), know-how and trade secrets, patentable or otherwise, which during the Term of this Agreement (i) are in the possession or control of Company or its Affiliates, (ii) are not generally known and (iii) are necessary or useful to MSD in the Field, including, without limitation, in connection with the Research Program and the research, development, manufacture, marketing, use or sale of Licensed Compound or Licensed Product in the Territory.

1.16	“Company Patent Rights” shall mean Patent Rights that during the Term of this Agreement are in the possession or control of Company or its Affiliates which: (i) claim or cover Licensed Compound and/or Licensed Product, or a composition, method of use or process of manufacture thereof, including without limitation any improvements; or (ii) claim or cover Company Information and Inventions.

1.17	“Exclusive License” shall mean (individually or collectively) the exclusive licenses granted to MSD in accordance with Section 3.3.

1.18	“Field” shall mean the treatment, prevention and/or amelioration of an Indication in humans and animals.

1.19	“Filing” of an NDA shall mean the acceptance by a Regulatory Authority of an NDA for filing.

1.20	“First Commercial Sale” shall mean, with respect to any Licensed Product, the first sale for end use or consumption of such Licensed Product in a country, excluding, however, any sale or other distribution for use in a Clinical Trial.

1.21	“GLP” or “Good Laboratory Practice” shall mean the applicable then-current standards for laboratory activities for pharmaceuticals or biologicals, as set forth in the Act and any regulations or guidance documents promulgated thereunder, as amended from time to time, together with any similar standards of good laboratory practice as are required by any Regulatory Authority in the Territory.

3

EXECUTION COPY

1.22	“IND” shall mean an Investigational New Drug application, Clinical Study Application, Clinical Trial Exemption, or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

1.23	“Indication” shall mean an infection or disease affecting humans and/or animals caused by an Infectious Agent.

1.24	“Infectious Agent” shall mean [***] .

1.25	“Information” shall mean any and all information and data, including without limitation all MSD Know-How, all Company Know-How, and all other scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, whether communicated in writing or orally or by any other method, which is provided by one Party to the other Party in connection with this Agreement.

1.26	“Initiates”, “Initiated” or “Initiation” shall mean, with respect to a Clinical Trial, the administration of the first dose to a patient in such Clinical Trial.

1.27	“Insolvency Event” shall mean any one of the following:

1.27.1	A petition is filed, a notice is given, a resolution is passed or any order is made for or in connection with the winding up of that Party, other than those for the sole purposes of (i) a resolution for the solvent reconstruction or reorganization of that Party, or (ii) the inclusion of any part of the share capital of that Party in the Official List of the London Stock Exchange or in the list of the New York Stock Exchange, American Stock Exchange or quotation of the same on the National Association of Securities Dealers Automated Quotation System in relation to an initial public offering; or

1.27.2	a receiver, administrative receiver, receiver and manager, interim receiver, custodian, sequestrator or similar officer is appointed in respect of that Party or over a substantial part of its assets or any Third Party takes steps to appoint such an officer in respect of that Party or an encumbrancer takes steps to enforce or enforces its security; or

1.27.3	a proposal for a voluntary arrangement shall have been made in relation to that Party under the United Kingdom Part I Insolvency Act 1986; or

1.27.4	a step or event shall have been taken or arisen outside the United Kingdom which is similar or analogous to any of the steps or events listed in Sections 1.27.1 through 1.27.3; or

1.27.5	that Party takes any step (including without limitation starting negotiations) with a view to readjustment, rescheduling or deferral of any part of that Party’s indebtedness, or proposes or makes any general assignment, composition or arrangement with or for the benefit of al or some of that Party’s creditors or makes or suspends or threatens to suspend making payments to all or some of that Party’s creditors or the Party submits to any type of voluntary arrangement; or

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

4

EXECUTION COPY

1.27.6	where (i) that Party is resident in the United Kingdom it is deemed to be unable to pay its debts within the meaning of Section 123 Insolvency Act 1986 or (ii) where that Party is resident in the United States, it is deemed unable to pay its debts within the meaning of the United States Bankruptcy Code.

1.28	“Invention” shall mean any process, method, composition of matter, article of manufacture, discovery or finding that is conceived and/or reduced to practice as a result of the Research Program.

1.29	“Joint Information and Inventions” shall mean all protocols, formulas, data, Inventions, know-how and trade secrets, patentable or otherwise, created or conceived during the Research Program Term and resulting from the Research Program developed or invented jointly by employee(s) of MSD and/or its Affiliates, and/or a Third Party acting on behalf of MSD and/or its Affiliates, and by employee(s) of Company and/or its Affiliates, and/or a Third Party acting on behalf of Company and/or its Affiliates.

1.30	“Joint Patent Rights” shall mean Patent Rights that during the Term of this Agreement are jointly owned by MSD (and/or its Affiliates) and Company (and/or its Affiliates) that claim or cover (i) Joint Information and Inventions; or (ii) Licensed Compound and/or Licensed Product, or a composition, method of use or process of manufacture thereof of the Licensed Compound and/or Licensed Product, including without limitation any improvements thereon.

1.31	“LBPs” shall mean gut microbiome derived commensal bacteria selected from within the Company culture collection; provided, however, that Schedule 1.31 sets forth a list of LBPs which are included within such Company culture collection but specifically excluded from this Agreement.

1.32	“Licensed Compound” shall mean [***].

1.33	“Licensed Product(s)” shall mean any pharmaceutical or biological preparation in final form containing Licensed Compound (i) for sale by prescription, over-the-counter or any other method; or (ii) for administration to human or animal patients in a clinical trial, for any and all uses in the Field, including without limitation any Combination Product.

1.34	“Major Market” shall mean any one of the following countries: [***].

1.35	“Marketing Authorization” shall mean all approvals from the relevant Regulatory Authority necessary to market and sell a Licensed Product in any country (including without limitation all applicable pricing and governmental reimbursement approvals even if not legally required to sell Licensed Product in a country).

1.36	“Materials” means any tangible chemical or biological material, including any compounds, LBPs (with or without engineered or conjugated antigens), Selected LBPs, Selected Antigens, DNA, RNA, polypeptides, clones, cells, elementary bodies, constructs, vectors, receptors and other nucleic acids, proteins, peptides and any expression product, progeny, derivative or improvement thereto, along with any tangible chemical or biological material embodying any know-how.

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

5

EXECUTION COPY

1.37	“MSD” shall have the meaning given such term in the preamble to this Agreement.

1.38	“MSD Information and Inventions” shall mean all protocols, formulas, data, Inventions, know-how and trade secrets, patentable or otherwise, created or conceived during the Research Program Term and resulting from the Research Program developed or invented solely by employee(s) of MSD and/or its Affiliates, and/or a Third Party acting on behalf of MSD and/or its Affiliates, and not employed by Company and/or its Affiliates.

1.39	“MSD Know-How” shall mean all information and materials (other than Company Know-How), including but not limited to discoveries, improvements, processes, methods, protocols, formulas, data, inventions (including without limitation MSD Information and Inventions and MSD’s rights in Joint Information and Inventions), know-how and trade secrets, patentable or otherwise, which during the Term of this Agreement (i) are in MSD’s possession or control, (ii) are not generally known and (iii) are in MSD’s opinion necessary to Company in the performance of its obligations under the Research Program.

1.40	“MSD Patent Rights” shall mean Patent Rights that during the Term of this Agreement are owned by MSD or any of its Affiliates, or to which MSD or any of its Affiliates, through license or otherwise, acquires rights, which: (i) claim or cover Licensed Compound and/or Licensed Product, or a composition, method of use or process of manufacture thereof, including without limitation any improvements; or (ii) claim or cover MSD Information and Inventions.

1.41	“NDA” shall mean a New Drug Application, Biologics License Application, Marketing Authorization Application, filing pursuant to Section 510(k) of the Act, or similar application or submission for Marketing Authorization of a Product filed with a Regulatory Authority to obtain marketing approval for a biological, pharmaceutical or diagnostic product in that country or in that group of countries.

1.42	“Net Sales” shall mean [***]

1.42.1 [***]
1.42.2 [***]
1.42.3 [***]
1.42.4 [***]
1.42.5 [***]

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

6

EXECUTION COPY

1.42.6 [***]

1.42.7 [***].
[***].

1.43	“Party” shall mean MSD or Company, individually, and “Parties” shall mean MSD and Company, collectively.

1.44	“Patent Rights” shall mean any and all patents and patent applications in the Territory (which for the purpose of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention), including divisionals, continuations, continuations-in-part, reissues, renewals, substitutions, registrations, re-examinations, revalidations, extensions, supplementary protection certificates, and the like of any such patents and patent applications, and foreign equivalents of the foregoing.

1.45	“Person” means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, governmental authority or agency, or any other entity not specifically listed herein.

1.46	“Phase I Clinical Trial” shall mean a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(a).

1.47	“Phase II Clinical Trial” shall mean a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(b).

1.48	“Phase III Clinical Trial” shall mean a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(c).

1.49	“Qualifying Phase II Clinical Trial” shall mean a human clinical trial, in any country, the principal purpose of which is confirmation of immunogenicity, efficacy and safety (each as applicable), and consistent with that observed in previous Clinical Trial(s) of the relevant Licensed Product, in a target population, at the intended clinical dose or doses or range of doses, on a sufficient number of subjects and for a sufficient period of time to determine the optimal manner of use of the Licensed Product (dose and dose regimen) prior to the Initiation of a Phase III Clinical Trial of such Licensed Product. For clarity, the Parties’ expectation is that a Qualifying Phase II Clinical Trial will be a phase II proof of concept Clinical Trial which is intended to confirm the immunogenicity, efficacy and safety demonstrated in a prior phase II/IIa Clinical Trial or phase I/Ib Clinical Trial.

1.50	“Regulatory Authority” shall mean any applicable government regulatory authority involved in granting approvals for the manufacturing, marketing, reimbursement and/or pricing of a Licensed Product in the Territory, including, in the United States, the United States Food and Drug Administration and any successor governmental authority having substantially the same function.

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

7

EXECUTION COPY

1.51	“Related Party” shall mean each of MSD, its Affiliates, and their respective sublicensees (which term does not include distributors), as applicable.

1.52	“Research Program” shall mean the research activities undertaken by the Parties as set forth in Article 2 and the Work Plan.

1.53	“Research Program Term” shall have the meaning set forth in Section 2.9.

1.54	“Response Outcome(s)” shall mean, individually and collectively (as applicable), each of the definitions and criteria for Response Outcome 1, Response Outcome 2 and Response Outcome 3, and the associated decision making process to be applied on a program-by-program basis, all as more fully set forth on Schedule 1.54.

1.55	“Selected Antigens” shall mean one or more antigens of an Infectious Agent associated with an Indication.

1.56	“Selected LBPs” shall mean the three (3) LBPs mutually agreed to by the Parties at the conclusion of Stage 1 of the Work Plan.

1.57	“Stock Purchase Agreements” means that certain (i) put option agreement between Company and MSD entered into as of the Effective Date and (ii) subscription agreement to be entered into between Company and MSD in the form appended to the aforementioned put option agreement, which together provide for MSD’s purchase of ordinary shares in the share capital of the Company.

1.58	“Territory” shall mean [***].

1.59	“Third Party” shall mean an entity other than MSD and its Related Parties, and Company and its Affiliates.

1.60	“Vaccine Product” shall mean a live biotherapeutic in combination with one or more exogenous antigens targeted to elicit a specific immune response against such antigen(s).

1.61	“Valid Patent Claim” shall mean a claim of an issued, unexpired and in-force patent included within the Company Patent Rights or Joint Patent Rights that claims Licensed Compound as a composition of matter, which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction (which decision is not appealable or has not been appealed within the time allowed for appeal), and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, reexamination, supplemental examination or disclaimer or otherwise.

1.62	“Work Plan” shall have the meaning set forth in Section 2.1.

1.63	Additional Definitions. Each of the following terms has the meaning described in the corresponding Section of this Agreement indicated below:

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

8

EXECUTION COPY

Definition:	Section:
“AAA”	9.7.2
“Agreement Payments”	5.9
“Alliance Manager”	2.5
“Approved Activity(ies)”	3.5
“Biosimilar Application”	7.3.5
“Collaboration Materials”	2.10.2
“Company Product Related Inventions”	7.1.1(a)
“Company Product Related Patent Rights”	7.1.1(b)
“Company Restriction”	3.5
“Dispute”	9.7.1
“Excluded Claim”	9.7.9
“Expert”	9.7.11(a)
“License Option”	3.1
“Licensed Indication”	3.1
“MSD Agent”	3.5.4
“MSD Approval Process”	2.2
“Officials”	2.11.3
“Option Exercise Period”	3.1
“Patent Committee”	7.4.1
“Payment”	2.11.3
“Response Outcome 3 Option Payment”	5.3
“Royalty Period”	5.5.1(c)
“Taxes”	5.9
“Technology Transfer Plan”	3.12.1
“Term”	8.1
“Termination of the Company Restriction”	3.5
“Third Party Licenses”	5.5.5

ARTICLE 2 RESEARCH PROGRAM

2.1	General. Company and MSD shall engage in the Research Program upon the terms and conditions set forth in this Agreement. The activities to be undertaken in the course of the Research Program are set forth in Schedule 2.1 (the “Work Plan”). For clarity, the Research Program will evaluate up to [***] combinations of Selected LBPs and Selected Antigens for use in up to three (3) Indications.

2.2	Performance of Research Program. Each Party shall be responsible for its costs and expenses in connection with the Research Program. Each Party shall proceed diligently and in good faith with the work set out in the Work Plan by using its reasonable efforts to allocate sufficient time, effort, equipment and facilities to the Research Program and to use personnel with sufficient skills and experience as are required to accomplish its activities under the Research Program in accordance with the terms of this Agreement and the Work Plan.

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

9

EXECUTION COPY

MSD shall be entitled to utilize the services (by sublicense through multiple tiers or otherwise) of its Affiliates and Third Parties to perform its Research Program activities. Company may utilize the services (by sublicense through multiple tiers or otherwise) of Third Parties to perform certain of its activities under the Work Plan as specifically set forth in the Work Plan or on Schedule 2.2 attached hereto, or upon MSD’s prior written consent (such approval processes, the “MSD Approval Process”); provided, that any such activities to be undertaken and the identity of any such Third Parties shall be set forth in reasonable detail. Notwithstanding the foregoing, each Party shall remain at all times fully liable for its respective responsibilities under the Research Program.

2.3	License Grants for Research Program.

2.3.1	Company License Grant to MSD. Company hereby grants to MSD during the Research Program Term a non-exclusive, non-transferable, sublicensable (in accordance with Section 2.2) license in the Territory under Company Patent Rights and Company Know-How solely to perform MSD’s activities under the Research Program in accordance with this Agreement and the Work Plan.

2.3.2	MSD License Grant to Company. MSD hereby grants to Company during the Research Program Term a non-exclusive, non-transferable, sublicensable (in accordance with Section 2.2) license under the MSD Patent Rights and MSD Know-How, as applicable, solely to perform Company’s activities under the Research Program in accordance with this Agreement and the Work Plan.

2.4	Joint Research Committee. The Parties hereby establish a committee to facilitate the Research Program as follows:

2.4.1	Composition of the Joint Research Committee. The Research Program shall be conducted under the direction of a joint research committee (the “Committee”) comprised of two (2) representatives of MSD (who shall be employees of MSD or its Affiliate, as applicable) and two (2) representatives of Company (who shall be employees of Company or its Affiliate, as applicable). Each Party may change its representatives to the Committee from time to time in its sole discretion, effective upon notice to the other Party of such change. These representatives shall have appropriate technical credentials, experience and knowledge, and ongoing familiarity with the Research Program. Additional representative(s) or consultant(s) may, from time to time by mutual consent of the Parties, be invited to attend Committee meetings, subject to such representative’s or consultant’s written agreement to comply with the requirements of Section 4.1. The Committee shall be chaired by a representative of MSD. Decisions of the Committee shall be made unanimously by the representatives, with each Party having one (1) vote. In the event that the Committee cannot or does not, after reasonable good faith efforts, reach agreement on an issue, the resolution and/or course of conduct shall be determined by MSD (except for the matter set forth in Section 9.7.11, which shall be governed by the procedures set forth therein), in its sole discretion.

10

EXECUTION COPY

2.4.2	Scope of Committee Oversight. The Committee shall be responsible for overseeing the Research Program, including to (i) review and amend the Research Program activities set forth in the Work Plan from time to time, (ii) review and coordinate the Parties’ activities under the Research Program, (iii) confer regarding the status of the Research Program and the progress under the Research Program and to make determinations and decisions in connection with the activities under the Work Plan (including issues of priority), (iv) review relevant data and results under the Research Program, (v) consider and advise on any technical issues that arise under the Research Program, (vi) assigning Response Outcomes, as per the criteria and decision tree outlined in Schedule 1.54, (vii) agree on a specific, single percentage between [***] and [***] that will be applied (in accordance with the processes set forth in Sections 5.3 and 5.4.2, as applicable) to all future upfront payments (as set forth in Section 5.3), development and regulatory milestone payments, and sales milestones payments associated with each of the three (3) individual programs to be undertaken under the Work Plan which may be assigned a Response Outcome 2 as per the process outlined in Schedule 1.54, (viii) and to determine such other matters as allocated to the Committee hereunder and (ix) agreeing on which of the LBPs will be deselected and discontinued from further work during the performance of the Work Plan, including establishing a reasonable process for formally documenting same. The Committee shall not have the authority to: (w) modify or amend the terms and conditions of this Agreement; (x) waive either Party’s compliance with the terms and conditions of this Agreement; (y) determine any issue in a manner that would conflict with the express terms and conditions of this Agreement or (z) amend the Work Plan in a manner that would result in an increase in a Party’s obligations, costs or expenses under the Research Program or this Agreement. For clarity, other than amendments outlined above, all other changes to the Work Plan may only be amended upon mutual written agreement by authorized representative(s) of the Parties.

2.4.3	Meetings. During the Research Program Term, the Committee shall meet in accordance with a schedule established by mutual written agreement of the Parties, but no less frequently than once per Calendar Quarter, by means of teleconference, videoconference or other similar communications equipment. Subject to and in accordance with Section 2.4.2, the Committee shall confer regarding the status of the Research Program, review relevant data, consider and advise on any technical issues that arise, consider issues of priority, and review and advise on any budgetary and economic matters relating to the Research Program which may be referred to the Committee. Each Party shall bear its own expenses related to the attendance of such meetings by its representatives.

2.4.4	Disbandment of Committee. Upon completion (or earlier termination) of the Research Program, the Committee shall have a final meeting to review the results of the Research Program, shall then be disbanded with no further action by the Committee or the Parties and shall have no further authority with respect to the activities under this Agreement.

2.5	Alliance Managers. Each Party shall have the right to appoint an employee who shall oversee interactions between the Parties for all matters related to this Agreement (each an “Alliance Manager”). Such persons shall endeavor to ensure clear and responsive communication between the Parties and the effective exchange of information, and may serve as a single point of contact for any matters arising under this Agreement. The Alliance Managers shall have the right to attend all Committee meetings as non-voting participants and may bring to the attention of the Committee any matters or issues either of them reasonably believes should be discussed, and shall have such other responsibilities as the Parties may mutually agree in writing. The Alliance Managers shall keep accurate records and meeting minutes for all Committee meetings. All such meeting minutes shall be prepared, agreed to and distributed to the Committee members promptly following each Committee meeting but in no event more than [***] thereafter. Each Party may designate different Alliance Managers by notice in writing to the other Party.

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

11

EXECUTION COPY

2.6	Exchange of Information. Upon execution of this Agreement, and on an ongoing basis during the Option Exercise Period, Company shall disclose to MSD in English and in writing or in an electronic format all results generated by or on behalf of Company under the Research Program and all Company Know-How reasonably necessary for MSD to determine whether to exercise a License Option. If MSD exercises a License Option, Company shall disclose to MSD all Company Know-How, including any such know-how requested by, or required to be disclosed to, a Regulatory Authority in connection with the development or commercialization of a Licensed Compound or Licensed Product. Company shall make itself reasonably available to MSD and such Regulatory Authority in connection with the foregoing.

2.7	Records and Reports.

2.7.1	Records. Each Party shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved in the performance of the Research Program by or on behalf of such Party.

2.7.2	Copies and Inspection of Records. MSD shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all such records of Company referred to in Section 2.7.1. MSD shall maintain such records and the information disclosed therein in confidence in accordance with Section 4.1. MSD shall have the right to arrange for its employee(s) and/or consultant(s) involved in the activities contemplated hereunder to visit the offices and laboratories of Company and any of its Third Party contractors as permitted under Section 2.2 during normal business hours and upon reasonable notice, and to discuss the Research Program work and its results in detail with the technical personnel and consultant(s) of Company. Upon request, Company shall provide copies of the records described in Section 2.7.1.

2.7.3	Annual and Quarterly Reports.

(a)	Within [***] following the end of each Calendar Quarter during the Research Program Term, or as part of the Committee meeting, the Parties shall provide to each other a written progress report in English which shall describe the work performed to date on the Work Plan, evaluate the work performed in relation to the goals of the Research Program and provide such other information as may be required by the Work Plan relating to the progress of the goals or performance of the Research Program.

(b)	To the extent MSD exercises a License Option, if at all, until the First Commercial Sale of such Licensed Product, MSD shall provide an annual summary written progress report in English which shall describe the work performed to date under the Agreement. All subsequent reports following the initial report, shall summarize the activities conducted since the last report. For clarity, all such reports shall be considered the Confidential Information of MSD.

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

12

EXECUTION COPY

2.8	Research Information and Inventions; Perpetual Research Licenses. Subject to the terms and conditions of this Agreement, the entire right, title and interest in:

2.8.1	Company Information and Inventions, Company Know-How and Company Patent Rights shall be owned solely by Company;

2.8.2	MSD Information and Inventions, MSD Know-How and MSD Patent Rights shall be owned solely by MSD; and

2.8.3	Joint Information and Inventions and Joint Patents Rights shall be owned jointly by Company and MSD.

Each Party shall promptly disclose to the other Party in writing the development, making, conception, or reduction to practice of Joint Information and Inventions. MSD shall promptly disclose to Company in writing the development, making, conception or reduction to practice of MSD Information and Inventions. Company shall promptly disclose to MSD in writing the development, making, conception or reduction to practice of Company Information and Inventions. For the purposes of determining ownership under this Section 2.8, inventorship shall be determined in accordance with United States patent laws (regardless of where the applicable activities occurred). Subject to the licenses granted to the other Party under this Agreement and the other terms and conditions of this Agreement (including, for clarity, those licences provided in Sections 3.7.1 and 3.7.2), (i) MSD hereby grants to Company a non-exclusive, perpetual, irrevocable, royalty-free, sublicensable license in the Territory under the MSD Information and Inventions for internal research purposes only and (ii) Company hereby grants to MSD a non-exclusive, perpetual, irrevocable, royalty-free, sublicensable license in the Territory under the Company Information and Inventions for internal research purposes only. Subject to the licenses granted to the other Party under this Agreement and the other terms and conditions of this Agreement, each Party shall have the non-exclusive right to exploit its interest in Joint Information and Inventions and Joint Patent Rights, and to grant licenses under its interest in Joint Information and Inventions and Joint Patent Rights for internal research purposes only; provided, however, that for clarity, the foregoing joint ownership rights shall not be construed as granting, conveying or creating any license or other rights to the other Party’s intellectual property, unless otherwise expressly set forth in this Agreement.

13

EXECUTION COPY

2.9	Research Program Term. Except as otherwise provided herein, the term of the Research Program shall commence on the Effective Date and continue for a period of three (3) years (the “Research Program Term”). The Parties may extend the Research Program Term by mutual written agreement of the authorized representatives of the Parties, and shall, in such case, amend the Work Plan as applicable. Furthermore if, following bona fide, good faith discussions, the Parties agree that it is likely that additional research would be mutually beneficial, the Parties will agree on the scope of the additional research work to be performed (and amend the Work Plan to incorporate same), and the Company shall provide such additional research during the period up to expiration of the Option Exercise Period. For clarity, in the circumstances provided for in the immediately preceding sentence, unless otherwise mutually agreed to by the Parties, the additional research shall not result in an extension of the Research Program Term and the Option Exercise Period. Notwithstanding anything herein to the contrary, unless otherwise mutually agreed to by the Parties, Company shall provide MSD with the results of all research conducted pursuant to the Work Plan on a rolling basis but in no event later than [***] prior to the expiration of the Option Exercise Period; provided, however, that in the event the results of any such research conducted is provided to MSD within the [***] period immediately preceding the expiration date of the Option Exercise Period, MSD shall have [***] from the date of receipt thereof to evaluate same and exercise a License Option with respect thereto.

2.10	Materials. During the Research Program Term, each Party shall provide the other Party (at no cost to such other Party) with sufficient quantities of Materials solely for the purpose of enabling each Party to perform its activities under the Work Plan in accordance with the terms of this Agreement. For the avoidance of doubt, Materials may not be re-engineered by the receiving Party in any way. The Materials are not to be used in humans, nor shall any of the Materials, or any derivatives, analogs, modifications or components thereof be transferred, delivered or disclosed to any Third Party without the prior written approval of the other Party.

2.10.1	Unless otherwise agreed to in writing by the Parties, any unused Materials which were in existence as of the Effective Date of this Agreement shall be, at the providing Party’s option, either returned to such Party, or destroyed in accordance with instructions by such Party within [***] of the conclusion of the Research Program Term.

2.10.2	All Materials created as a direct result of the conduct of the Research Program (the “Collaboration Materials”) shall be discussed between the Parties in good faith following expiration or termination of this Agreement in order for each Party to exercise its rights under this Agreement. In the event that MSD has not exercised a License Option, Collaboration Materials may be used by both Parties beyond the Option Exercise Period for internal research purposes only; provided, that any Collaboration Materials created by MSD will not be provided to Company where such provision would violate the terms of any agreement MSD or an Affiliate of MSD has with a third party.

2.11	Compliance with Law and Ethical Business Practices.

2.11.1	Each Party shall conduct the Research Program in accordance with all applicable laws, rules and regulations including, without limitation, all current governmental regulatory requirements concerning Good Laboratory Practices. Each Party shall notify the other Party in writing of any deviations from applicable regulatory or legal requirements. Each Party hereby certifies that it has not and will not employ or otherwise use in any capacity the services of any person or entity debarred under Section 21 USC 335a in performing any services hereunder. Each Party shall notify the other Party in writing immediately if any such debarment occurs or comes to its attention, and shall promptly remove any person or entity so disbarred from performing any activities under the Research Program, or function or capacity related to the Research Program. MSD shall have the right, in its sole discretion, to terminate this Agreement immediately in the event of any such debarment by or on behalf of Company.

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

14

EXECUTION COPY

2.11.2	Company acknowledges that MSD’s corporate policy requires that MSD’s business must be conducted within the letter and spirit of the law. By signing this Agreement, each Party agrees to conduct the services contemplated herein in a manner which is consistent with both law and good business ethics.

2.11.3	Each Party warrants that none of its employees, agents, officers or other members of its management are officials, officers, agents or representatives of any government or public international organization (as such term is defined in the Foreign Corrupt Practices Act). Neither Party shall make any payment, either directly or indirectly, of money or other assets, including but not limited to the compensation such Party derives from this Agreement (hereinafter collectively referred as a “Payment”), to government or political party officials, officials of international public organizations, candidates for public office, or representatives of other businesses or persons acting on behalf of any of the foregoing (hereinafter collectively referred as “Officials”) where such Payment would constitute violation of any law. In addition, regardless of legality, neither Party shall make Payment either directly or indirectly to Officials if such Payment is for the purpose of influencing decisions or actions with respect to the subject matter of this Agreement or any other aspect of the other Party’s business.

2.11.4	Company acknowledges that no employee of MSD or its Affiliates shall have authority to give any direction, either written or oral, relating to the making of any commitment by Company or its agents to any Third Party in violation of terms of this or any other provisions of this Agreement.

2.11.5	Any failure to abide by the provisions of this Section 2.11 shall be deemed a material breach of this Agreement.

2.12	Animal Research.

2.12.1	If animals are used in research hereunder, each Party will comply with the Animal Welfare Act or any other applicable local, state, national and international laws and regulations relating to the care and use of laboratory animals. Each Party’s care and use of animals will at all times meet or exceed all applicable requirements or standards for the humane handling, care, and treatment of research animals established by the AAALAC, the Guide for the Care and Use of Laboratory Animals (NRC, 2011) and the Guide for the Care and Use of Agricultural Animals in Research and Teaching published by the Federation of Animal Science Societies, 2010, even if such standards exceed those required under applicable laws. Proposed animal work must be reviewed by a site Institutional Animal Care and Use Committee (IACUC) or Animal Ethical Review Committee prior to initiation of any animal work under the Research Program and Work Plan. Company hereby certifies that it has and shall maintain current and valid accreditation from AAALAC during the Research Program Term. Any animals which are used in the course of the Research Program, or products derived from those animals, such as eggs or milk, will not be used for food purposes, nor will these animals be used for commercial breeding purposes;

15

EXECUTION COPY

2.12.2	Each Party will comply with all applicable laws relating to animals in connection with the performance of the Research Program, including but not limited to the Animal Welfare Act (United States), Directive 2010/63/EU (European Union), Canadian Council on Animal Care (Canada), and any other applicable laws. Prior to the performance under the Research Program and Work Plan, each Party will obtain any and all licenses and permits required for the performance thereunder at such Party’s facilities and will comply with all such licenses and permits in connection with the performance thereof.

2.12.3	Each Party shall provide adequate veterinary care and health monitoring for the animals. Health and care records for all animals shall be maintained by each Party in accordance with any and all applicable laws and standards for the period required by applicable law. Each Party will make such health and care records available to the other Party in paper or electronic format upon request.

ARTICLE 3 OPTION TO LICENSE; LICENSE; DEVELOPMENT AND COMMERCIALIZATION.

3.1	License Option. Company hereby grants to MSD, with respect to each Indication, an exclusive option to obtain the exclusive licenses set forth in Section 3.3 pursuant to the terms of this Agreement (each such option, a “License Option”). MSD may exercise each License Option, in its sole discretion, at any point [***] thereafter (the “Option Exercise Period”), by (i) sending Company written notice of such exercise, with such notice containing the Indication (each, a “Licensed Indication”) and Licensed Compounds that are the subject of such License Option being exercised and (ii) making the applicable payment in accordance with Section 5.3. Upon exercise of a License Option, Company shall exclude the Selected LBPs from Company’s library of gut microbiome derived commensal bacteria and no longer use the Selected LBPs in any way. The Option Exercise Period may be extended by mutual written agreement of the Parties.

3.2	Certain Company Restrictions.

3.2.1	Subject to the terms and conditions of this Agreement, during the Option Exercise Period, Company shall not (directly or indirectly) research, develop or commercialize any Vaccine Product.

3.2.2	During the Term of this Agreement, and provided that MSD has exercised at least one License Option, Company shall not use (i) any Licensed Compound or Licensed Product for any use; or (ii) any Company Information and Inventions, including Company Patent Rights, MSD Information and Inventions or Joint Information and Inventions to research, develop or commercialize a Vaccine Product; or (iii) any LBPs (including Selected LBPs or any other gut microbiome derived commensal bacterial of Company or any Third Party) in the research, development or commercialization of a compound or product that could reasonably be expected to compete with a Licensed Compound or Licensed Product.

3.3	Exclusive License Grants to MSD. Upon exercise by MSD of a License Option in accordance with Section 3.1:

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

16

EXECUTION COPY

3.3.1	Company hereby grants to MSD an exclusive license (even as to Company) in the Territory under Company Patent Rights, Company Know-How and the Company's rights in and to the Joint Patent Rights to the extent they relate to the Licensed Compounds and/or Licensed Products, with the right to grant and authorize sublicenses, to (i) conduct internal research on Licensed Compounds for any and all uses; and (ii) make, have made, use, import, sell, offer to sell and otherwise exploit the Licensed Compounds and Licensed Products in the Field in the Territory.

3.3.2	Company hereby grants to MSD an exclusive license (even as to Company) in the Territory under Company’s rights in and to the Joint Information and Inventions, with the right to grant and authorize sublicenses, to (i) conduct internal research on Licensed Compounds for any and all uses; and (ii) make, have made, use, import, sell, offer to sell and otherwise exploit the Licensed Compounds and Licensed Products in the Field in the Territory.

3.4	Effects of an Unexercised License Option; Restrictions on use of Information beyond Research Program Term. For the avoidance of doubt, (i) in the event that MSD does not exercise a License Option with respect to any Indication (x) there will be no milestones or royalties payable by MSD to Company under this Agreement and (y) each Party will be permitted to exercise its respective background rights to any LBPs and Selected Antigens that were the subject of such License Option for any and all purposes.

3.4.1	Following expiration of the Option Exercise Period, provided MSD does not exercise a License Option, both Parties agree to use Information created in the course of the Research Program and Collaboration Materials for internal research purposes only.

3.5	Restrictions during Option Exercise Period. During the Option Exercise Period, Company shall not by itself or with others, directly or indirectly, research, develop or commercialize any Vaccine Product (the “Company Restriction”). In the event that, during the Option Exercise Period, MSD (directly or indirectly) researches, develops or commercializes any Vaccine Product (excluding any Licensed Compound or Licensed Product) for an Indication in the Field (excluding Selected LBPs), the Company Restriction shall cease and have no further force or effect (the “Termination of the Company Restriction”). Notwithstanding the foregoing sentence, the Termination of the Company Restriction shall not apply in any of the following events (each, an “Approved Activity”, and collectively, the “Approved Activities”):

3.5.1	[***]

3.5.2	[***]

3.5.3	[***]

3.5.4	[***]

3.5.5	[***].

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

17

EXECUTION COPY

3.6	Non-Exclusive License Grant. In the event that the making, having made, use, import, offer for sale and/or sale by MSD or its Related Parties of Licensed Compound or Licensed Product in the Field would infringe during the Term of this Agreement a claim of an issued letters patent that Company (or its Affiliate) owns or has the rights to license and which patents are not covered by the grant in Section 3.3, Company hereby grants to MSD, to the extent Company is legally able to do so, a non-exclusive, sublicensable, royalty-free license in the Territory under such issued letters patent for MSD and its Related Parties to research internally, make, have made, use, import, sell, offer to sell and otherwise exploit the Licensed Compounds and Licensed Products in the Field in the Territory (all in accordance with the licenses granted to MSD in Section 3.3) or to sell and otherwise exploit the Licensed Compounds and Licensed Products in the Field in the Territory (all in accordance with the licenses granted to MSD in Section 3.3).

3.7	Additional Perpetual Licenses.

3.7.1	MSD hereby grants to Company a non-exclusive, sublicensable, non-royalty bearing, perpetual, irrevocable, worldwide license under MSD Patent Rights, MSD’s interest in any Joint Patent Rights that specifically and solely claim or cover LBPs other than the Selected LBPs, and MSD Know-How that is specifically and solely related to LBPs other than the Selected LBPs for any and all purposes other than the research, development or commercialization of a Vaccine Product. In addition, MSD agrees not to sublicense its interest in any of the Patent Rights set forth in this Section 3.7.1 to a Company Competitor.

3.7.2	Company hereby grants to MSD an exclusive, sublicensable, non-royalty bearing, perpetual, irrevocable, worldwide license under Company Patent Rights, Company’s interest in any Joint Patent Rights that specifically and solely claim or cover the Selected Antigens, and Company Know-How that is specifically and solely related to the Selected Antigens for any and all purposes, including the research, development and commercialization of any vaccine.

3.8	No Implied Licenses. Except as specifically set forth in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, in any Information disclosed to it under this Agreement or under any patents or patent applications owned or controlled by the other Party or its Affiliates.

3.9	No Grant of Inconsistent Rights by Company. Company (and its Affiliates) shall not assign, transfer, convey or otherwise grant to any Person or otherwise encumber (including through lien, charge, security interest, mortgage, encumbrance or otherwise) (i) any rights to any Company Know-How, Company Patent Rights or Joint Patent Rights (or any rights to any intellectual property that would otherwise be included in the Company Know-How, Company Patent Rights or Joint Patent Rights), in any manner that is inconsistent with or would interfere with the grant of the rights or licenses to MSD hereunder, or (ii) any rights to any Licensed Compounds or Licensed Products (other than as set forth herein). Without limiting the foregoing, during the Term, Company (and its Affiliates) shall not use (and shall not grant to any Third Party the right to use) any Licensed Compounds or Licensed Products for any purposes (including the development, manufacturing or commercialization thereof).

18

EXECUTION COPY

3.10	Sublicenses. Subject to Section 2.2, each Party shall have the right to sublicense (through multiple tiers of sublicenses) any or all of the licenses granted to such Party hereunder. Each Party shall be responsible for ensuring that the performance by any of its sublicensees hereunder that are exercising rights under a sublicense hereunder is in accordance with the applicable terms of this Agreement, and the grant of any such sublicense shall not relieve the sublicensor Party of its obligations under this Agreement (except to the extent they are performed by any such sublicensee(s) in accordance with this Agreement).

3.11	Development and Commercialization. Following exercise of a License Option, if at all, MSD shall use Commercially Reasonable Efforts, at its own expense, to develop and commercialize a Licensed Product. MSD shall be solely responsible for the development and commercialization of Licensed Product in the Field in the Territory. Upon request from MSD, Company shall use Commercially Reasonable Efforts to assist MSD in securing regulatory approval from Regulatory Authorities for the Licensed Products in the Field in the Territory.

3.12	Manufacturing.

3.12.1	No later than [***], MSD will have the right to require Company, at Company’s sole cost and expense, to provide MSD (or an Affiliate of MSD) with a suitably detailed plan outlining a technology transfer process of Company’s manufacturing and CMC processes related to the Selected LBPs and/or Licensed Compound(s) and/or Licensed Product(s) (“Technology Transfer Plan”); any Technology Transfer Plan will take into account the timing required to complete such transfer process to MSD (or an Affiliate of MSD or a CMO acting on MSD’s behalf) in order to ensure continuity of supply of the Selected LBPs and/or Licensed Compound(s) and/or Licensed Product(s). The Parties will (i) cooperate with each other and work in good faith towards the implementation and achievement of the Technology Transfer Plan and (ii) discuss in good faith the sharing of any reasonable actual direct costs thereof, provided that any costs must be pre-agreed by MSD.

3.12.2	In addition to the Technology Transfer Plan, if requested by MSD, during the same period provided in Section 3.12.1, Company will use Commercially Reasonable Efforts to ensure it has sufficient stocks of Selected LBPs, Licensed Compound(s), or Licensed Product(s) (based on reasonable, good faith estimates provided by MSD) to ensure a continuous supply of such material in the event MSD exercises a License Option. In the event MSD does not exercise a License Option as described hereunder, MSD shall reimburse Company for pre-agreed actual direct and documented costs incurred, provided that the material manufactured under this section shall be divided equally between the Parties in order for each Party to exercise its research rights described hereunder.

3.12.3	For the avoidance of doubt, should MSD exercise a License Option hereunder, all decisions with respect to manufacturing and/or supply chain shall be at the sole discretion of MSD.

3.13	Excused Performance. In addition to the provisions of Section 9.1, the obligations of MSD with respect to any Licensed Product under Section 3.11 are expressly conditioned upon the continuing absence of any adverse condition or event relating to the safety or efficacy of the Licensed Product, and the obligation of MSD to develop or commercialize any such Licensed Product shall be delayed or suspended so long as in MSD’s opinion any such condition or event exists.

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

19

EXECUTION COPY

ARTICLE 4 CONFIDENTIALITY AND PUBLICATION.

4.1	Nondisclosure Obligation. All Information disclosed by one Party to the other Party hereunder shall be maintained in confidence by the receiving Party and shall not be disclosed to any Third Party or used for any purpose except as set forth herein without the prior written consent of the disclosing Party, except to the extent that such Information:

4.1.1	is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s business records;

4.1.2	is in the public domain by use and/or publication before its receipt from the disclosing Party, or thereafter enters the public domain through no fault of the receiving Party;

4.1.3	is subsequently disclosed to the receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party;

4.1.4	is developed by the receiving Party independently of Information received from the disclosing Party, as documented by the receiving Party’s business records;

4.1.5	is disclosed to governmental or other regulatory agencies in order to obtain patents or to gain or maintain approval to conduct clinical trials or to market Product, but such disclosure may be only to the extent reasonably necessary to obtain patents or authorizations;

4.1.6	is deemed necessary by MSD to be disclosed to Related Parties, agent(s), consultant(s), and/or other Third Parties for any and all purposes MSD and its Affiliates deem necessary or advisable in the ordinary course of business in exercising its rights or performing its obligations under this Agreement on the condition that such Third Parties agree to be bound by confidentiality and non-use obligations that substantially are no less stringent than those confidentiality and non-use provisions contained in this Agreement; or

4.1.7	is deemed necessary by counsel to the receiving Party to be disclosed to such Party’s attorneys, independent accountants or financial advisors for the sole purpose of enabling such attorneys, independent accountants or financial advisors to provide advice to the receiving Party, on the condition that such attorneys, independent accountants and financial advisors agree to be bound by the confidentiality and non-use obligations contained in this Agreement.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the receiving Party.

If a Party is required by judicial or administrative process (including a request for discovery received in an arbitration or litigation proceeding) to disclose Information that is subject to the nondisclosure provisions of this Section 4.1 or Section 4.2, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations. Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Section 4.1 and Section 4.2, and the Party disclosing Information pursuant to law or court order shall take all steps reasonably necessary, including without limitation obtaining an order of confidentiality, to ensure the continued confidential treatment of such Information.

20

EXECUTION COPY

4.2	Company Know-How. During the Term, Company agrees to keep all Company Know-How created or conceived during the Research Program Term and resulting from the Research Program confidential.

4.3	Publication.

4.3.1	Neither Party shall publish results of the Research Program, if any, without the other Party’s prior written consent. Notwithstanding the foregoing, the Parties acknowledge and agree that (i) patent applications may be published by patent offices in which such filing is made, before the earlier of (x) MSD’s exercise of a License Option (if at all) and (y) expiration of the term of the Option Exercise Period, and (ii) all such applications and related disclosures will be conducted by the Parties in accordance with Article 7.

4.3.2	If MSD exercises a License Option, Company shall have no right to publish results of the Research Program and MSD shall have the right to publish results of such Research Program. Prior to a written publication or oral presentation of any such results, MSD shall deliver to Company a copy of the proposed written publication or an outline of an oral disclosure at least [***] prior to submission for publication or presentation. Company shall have the right to: (a) propose modifications to the publication or presentation for patent reasons, trade secret reasons or business reasons or (b) request a reasonable delay in publication or presentation in order to protect patentable information for which MSD does not have filing rights in accordance with Article 7. If Company requests such a delay, MSD shall delay submission or presentation for a period of up to [***] as necessary to enable patent applications protecting Company’s rights in such information to be filed in accordance with Article 7. Upon expiration of such [***], MSD shall be free to proceed with the publication or presentation; provided, that if Company requests modifications to the publication or presentation, MSD shall edit such publication to prevent disclosure of trade secret or proprietary business information prior to submission of the publication or presentation. Provisions governing the filing of patent applications by the Parties, which may be published by patent offices in which such filing is made, if MSD exercises a License Option, are provided under Article 7 of this Agreement.

4.4	Publicity/Use of Names. No disclosure of the existence, or the terms, of this Agreement may be made by either Party, and no Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employee(s) in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except (a) as may be required by law including securities laws in connection with any registration of Company securities (provided, that, the disclosing party shall seek confidential treatment, or a protective order, as applicable, for the terms of the Agreement to the extent permitted by applicable laws and regulations as determined by such Party), (b) in confidence to its legal and financial advisors to the extent such disclosure is reasonably necessary in connection with such Party's activities in connection with this Agreement and (c) to any bona fide potential or actual financial investor or lender (but not including any corporate pharmaceutical venture groups), acquirer or merger partner for the sole purpose of evaluating an actual or potential investment, acquisition, merger or loan; provided, that, in each case, such disclosees are bound by written obligations of confidentiality consistent with the confidentiality obligations of this Agreement, and the disclosing Party shall be responsible for any breach by any such disclosee of the confidentiality obligations of this Agreement. Notwithstanding the foregoing, (i) to the extent Company is required by law in connection with the registration of any of its securities to make a disclosure, Company shall provide MSD with reasonable opportunity to review and comment on any such disclosure and shall consider such comments in good faith, in each case, prior to any such disclosure in connection with such registration and (ii) on or about the Effective Date, Company will issue a press release in the form attached hereto as Schedule 4.4 to announce the execution of this Agreement.

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

21

EXECUTION COPY

ARTICLE 5 PAYMENTS; ROYALTIES AND REPORTS

5.1	Upfront Fee. In consideration for Company's performance of its obligations under the Research Program and the licenses granted to MSD hereunder, upon the terms and conditions contained herein, MSD shall pay Company a one-time, non-refundable upfront payment equal to two million five hundred thousand dollars ($2,500,000.00), payable within thirty (30) days after the Effective Date.

5.2	Equity Investment in Company Securities. Subject to the terms and conditions of the Stock Purchase Agreements, Company shall have the right to require MSD to purchase up to five million dollars ($5,000,000) of ordinary shares of capital stock of the Company within the twelve (12) month period immediately following the Effective Date.

5.3	Payments Upon Option Exercise (if any). This Section 5.3 shall apply only if MSD exercises a License Option pursuant to Section 3.1 of this Agreement. For each License Option for an individual program assigned a Response Outcome 3 which is exercised by MSD with respect to a Licensed Indication (up to three (3) in total), MSD shall pay to Company a one-time, nonrefundable payment of [***] (a “Response Outcome 3 Option Payment”) within [***] of the written notice contemplated thereby. For each License Option for an individual program assigned a Response Outcome 2 which is exercised by MSD with respect to a Licensed Indication (up to three (3) in total), MSD shall pay to Company a one-time, non-refundable payment of between [***] within [***] of the written notice contemplated thereby; provided, that (i) the foregoing payment range for a License Option for an individual program assigned a Response Outcome 2 represents a range (between [***]) that is based on the Response Outcome 3 Option Payment, (ii) once the specific single percentage that will be applied to such Response Outcome 3 Option Payment has been determined in accordance with Section 2.4.2 and (if applicable) Section 9.7.11, for each such License Option for an individual program assigned a Response Outcome 2, such percentage will be multiplied by the Response Outcome 3 Option Payment to determine the specific dollar amount to be paid following exercise by MSD of each applicable License Option for an individual program assigned a Response Outcome 2 and such dollar amount shall replace the applicable range of dollar amounts set forth above in this Section 5.3

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

22

EXECUTION COPY

5.4	Milestone Payments.

5.4.1	The Parties acknowledge and agree that (i) there will be no more than three (3) License Options exercised by MSD (if any) under this Agreement and (ii) each Licensed Indication which is the subject of such Licensed Option (x) will be classified according to Schedule 1.54 as having either a Response Outcome 2 or Response Outcome 3 result and (y) will only be paid milestone payments in accordance with either Section 5.4.2 (Response Outcome 2) or Section 5.4.3 (Response Outcome 3).

5.4.2	Subject to the terms and conditions of this Agreement, in the event that MSD has exercised a License Option, MSD shall pay to Company the following one-time milestone payments in this Section 5.4.2, following the first occurrence for which MSD achieves the following milestone events for the first Licensed Product for a Licensed Indication that achieved a Response Outcome 2 (as applicable). For clarity, (i) the following milestone payments represent a range (between [***]) that is based on the milestone payment amount set forth opposite each corresponding Response Outcome 3 milestone under Section 5.4.3, (ii) once the specific single percentage that will be applied to each milestone payment in this Section 5.4.2 has been determined in accordance with Section 2.4.2 and (if applicable) Section 9.7.11, for each such milestone payment, such percentage will be multiplied by the corresponding Response Outcome 3 milestone payment set forth under Section 5.4.3 to determine the specific dollar amount to be paid for the achievement of each applicable Response Outcome 2 milestone event set forth below and such dollar amount shall replace the applicable range of dollar amounts set forth opposite each milestone event in this Section 5.4.2 and (iii) the following milestone payments shall be paid once per Licensed Indication and once the specific dollar amount that will be applied to all milestones payments in this Section 5.4.2 has been determined in accordance with the terms of this Agreement:

(a)	Response Outcome 2 - Development and Regulatory Milestones

Milestone Event	Milestone Payment
Initiation of a Phase I Clinical Trial of a Licensed Product in a Licensed Indication.	$[***]
Initiation of a Qualifying Phase II Clinical Trial of a Licensed Product in a Licensed Indication.	$[***]
Initiation of a Phase III Clinical Trial of a Licensed Product in a Licensed Indication.	$[***]
Marketing Authorization for a Licensed Product in [***] in a Licensed Indication.	$[***]

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

23

EXECUTION COPY

Milestone Event	Milestone Payment
Marketing Authorization for a Licensed Product in [***] of the Major Markets for a Licensed Indication.	$[***]
Marketing Authorization for a Licensed Product in [***] for a Licensed Indication.	$[***]

(b)	Response Outcome 2 - Sales Milestones

Milestone Event	Milestone Payment
The achievement of aggregate total of worldwide Net Sales of Licensed Products in any single Calendar Year of [***] or more but less than [***].	$[***]
The achievement of aggregate total of worldwide Net Sales of Licensed Products in any single Calendar Year of [***] or more but less than [***].	$[***]
The achievement of aggregate total of worldwide Net Sales of Licensed Products in any single Calendar Year of [***] or more but less than [***].	$[***]
The achievement of aggregate total of worldwide Net Sales of Licensed Products in any single Calendar Year of [***].	$[***]

(c)	MSD shall notify Company in writing within [***] following the achievement of each milestone set forth in Section 5.4.2(a) and (b). With respect to the achievement of a milestone under Section 5.4.2(a), MSD shall make the appropriate milestone payment within [***] after the achievement of such milestone. With respect to the achievement of a milestone under Section 5.4.2(b), MSD shall make the appropriate milestone payment within [***] after the close of the Calendar Quarter in which such milestone was achieved. The milestone payments set forth in this Section 5.4.2 shall be payable only upon the initial achievement of such milestone and no amounts shall be due hereunder for subsequent or repeated achievement of such milestone.

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

24

EXECUTION COPY

5.4.3	Subject to the terms and conditions of this Agreement, in the event that MSD has exercised a License Option, MSD shall pay to Company the following [***] milestone payments in this Section 5.4.3, following the first occurrence for which MSD achieves the following milestone events for the first Licensed Product for a Licensed Indication that achieved a Response Outcome 3 (as applicable). For clarity, the following milestones shall be paid [***] per Licensed Indication:

(a)	Response Outcome 3 - Development and Regulatory Milestones

Milestone Event	Milestone Payment
Initiation of a Phase I Clinical Trial of a Licensed Product in a Licensed Indication.	$[***]
Initiation of a Qualifying Phase II Clinical Trial of a Licensed Product in a Licensed Indication.	$[***]
Initiation of a Phase III Clinical Trial of a Licensed Product in a Licensed Indication.	$[***]
Marketing Authorization for a Licensed Product in [***] in a Licensed Indication.	$[***]
Marketing Authorization for a Licensed Product in [***] of the Major Markets for a Licensed Indication.	$[***]
Marketing Authorization for a Licensed Product in [***] for a Licensed Indication.	$[***]

(b)	Response Outcome 3 - Sales Milestones

Milestone Event	Milestone Payment
The achievement of aggregate total of worldwide Net Sales of Licensed Products in any single Calendar Year of [***] or more but less than [***].	$[***]
The achievement of aggregate total of worldwide Net Sales of Licensed Products in any single Calendar Year of [***] or more but less than [***].	$[***]
The achievement of aggregate total of worldwide Net Sales of Licensed Products in any single Calendar Year of [***] or more but less than [***].	$[***]
The achievement of aggregate total of worldwide Net Sales of Licensed Products in any single Calendar Year of [***].	$[***]

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

25

EXECUTION COPY

(c)	MSD shall notify Company in writing within [***] following the achievement of each milestone set forth in Section 5.4.3(a) and (b). With respect to the achievement of a milestone under Section 5.4.3(a), MSD shall make the appropriate milestone payment within [***] after the achievement of such milestone. With respect to the achievement of a milestone under Section 5.4.3(b), MSD shall make the appropriate milestone payment within [***] after the close of the Calendar Quarter in which such milestone was achieved. The milestone payments set forth in this Section 5.4.3 shall be payable only upon the initial achievement of such milestone and no amounts shall be due hereunder for subsequent or repeated achievement of such milestone.

5.5	Royalties. If MSD has exercised a License Option:

5.5.1	Royalties Payable By MSD. Subject to the terms and conditions of this Agreement, MSD shall pay Company royalties, calculated on a Licensed Product-by-Licensed Product and country-by-country basis, as set forth in this Section 5.5.

(a)	Patent Royalties. Subject to the provisions of Section 5.5.1(b), MSD shall pay Company royalties in an amount equal to the following percentage of Net Sales of Licensed Products by MSD or its Related Parties where the sale of Licensed Product would infringe a Valid Patent Claim in the country of sale:

(i)          [***].

(b)	Know-How Royalty. Notwithstanding the provisions of Section 5.5.1(a), in countries where the sale of Licensed Product by MSD or its Related Parties would not infringe a Valid Patent Claim, MSD shall pay royalty rates that shall be set at [***] of the applicable royalty rate determined according to 5.5.1(a). Such royalties shall be calculated after first calculating royalties under Section 5.5.1(a).

(c)	Royalty tiers pursuant to Section 5.5.1(a) and Section 5.5.1(b) shall be calculated based on worldwide Net Sales of each Licensed Product, provided, that the determination of whether the royalty shall be calculated under Section 5.5.1(a) or 5.5.1(b) shall be determined on a country-by-country basis. Royalties on each Licensed Product at the rates set forth above shall continue on a country-by-country basis until the expiration of the later of: (i) the last-to-expire Valid Patent Claim; or (ii) for a period of ten (10) years after First Commercial Sale of such Licensed Product in such country (the “Royalty Period”).

(d)	All royalties are subject to the following conditions:

(i)          [***]

5.5.2	Change in Sales Practices. The Parties acknowledge that during the Term of this Agreement, MSD’s sales practices for the marketing and distribution of Licensed Product may change to the extent to which the calculation of the payment for royalties on Net Sales may become impractical or even impossible. In such event the Parties agree to meet and reasonably discuss new ways of compensating Company to the extent currently contemplated under Section 5.5.1.

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

26

EXECUTION COPY

5.5.3	Royalties for Bulk Licensed Compound. In those cases in which MSD or a Related Party sells bulk Licensed Compound rather than Licensed Product in packaged form to an independent Third Party, the royalty obligations of this Section 5.5 shall be applicable to the bulk Licensed Compound.

5.5.4	Compulsory Licenses. If a compulsory license is granted to a Third Party with respect to Licensed Compound or Licensed Product in any country in the Territory with a royalty rate lower than the royalty rate provided by Section 5.5.1, then the royalty rate to be paid by MSD on Net Sales in that country under Section 5.5.1 shall be reduced to the rate paid by the compulsory licensee.

5.5.5	Third Party Licenses. In the event that MSD has or obtains a license under, or other rights to, Patent Rights or know-how or other intellectual property from any Third Party(ies) that is necessary in order to research, develop, make, have made, use, import, offer to sell and/or sell Licensed Product(s) (hereinafter “Third Party Licenses”), [***] of any and all payments (including, without limitation, royalties and any payments for obtaining such right or license) actually paid under such Third Party Licenses by MSD or its Related Parties in connection with the manufacture, use, sale or import, as applicable, of Licensed Product(s) for a Calendar Quarter shall be creditable against the royalty payments due Company by MSD with respect to the sale of such Licensed Product in such Calendar Quarter. Notwithstanding the foregoing, in no event shall the royalties owed by MSD to Company for such Calendar Quarter be reduced by more than [***] pursuant to this Section 5.5.5 (provided, however, that if MSD is not able to fully recover the amounts paid by MSD or its Related Parties under any Third Party License as a result of the foregoing restriction, then MSD shall be entitled to carry forward such right of off-set to future Calendar Quarters with respect to such excess amount). At the request of MSD, Company shall provide reasonable assistance to MSD (or its Related Parties) in obtaining any such Third Party Licenses or otherwise taking action with respect Patent Rights or know -how or other intellectual property of any Third Party(ies) that may be necessary in order to research, develop, make, have made, use, import, offer to sell and/or sell Licensed Product(s).

5.6	Reports; Payment of Royalty. To the extent MSD exercises a License Option, if at all, following the First Commercial Sale of a Licensed Product, MSD shall furnish to Company a quarterly written report for the Calendar Quarter showing the Net Sales of all Licensed Products subject to royalty payments sold by MSD and its Related Parties in the Territory during the reporting period and the royalties payable under this Agreement. Reports shall be due on the [***] following the close of each Calendar Quarter. Royalties shown to have accrued by each royalty report shall be due and payable on the date such royalty report is due. MSD shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined.

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

27

EXECUTION COPY

5.7	Audits. To the extent MSD exercises a License Option, if at all, following the First Commercial Sale of a Licensed Product:

5.7.1	Upon the written request of Company and not more than once in each Calendar Year, MSD shall permit an independent certified public accounting firm of nationally recognized standing selected by Company and reasonably acceptable to MSD, at Company’s expense, to have access during normal business hours to such of the records of MSD as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any Calendar Year ending not more than [***] prior to the date of such request. The accounting firm shall disclose to Company only whether the royalty reports are correct or incorrect and the amount of any discrepancy. No other information shall be provided to Company.

5.7.2	If such accounting firm correctly identifies a discrepancy made during such period, the appropriate Party shall pay the other Party the amount of the discrepancy within [***] of the date Company delivers to MSD such accounting firm’s written report so correctly concluding, or as otherwise agreed upon by the Parties.. The fees charged by such accounting firm shall be paid by Company; provided, however, that [***].

5.7.3	MSD shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to MSD, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by Company’s independent accountant to the same extent required of MSD under this Agreement.

5.7.4	Upon the expiration of [***] following the end of any Calendar Year, the calculation of royalties payable with respect to such Calendar Year shall be binding and conclusive upon Company, and MSD and its Related Parties shall be released from any liability or accountability with respect to royalties for such Calendar Year.

5.7.5	Company shall treat all financial information subject to review under this Section 5.7 or under any sublicense agreement in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with MSD and/or its Related Parties obligating it to retain all such information in confidence pursuant to such confidentiality agreement.

5.8	Payment Exchange Rate. All payments to be made by MSD to Company under this Agreement shall be made in United States dollars and may be paid by check made to the order of Company or bank wire transfer in immediately available funds to such bank account in the United States as may be designated in writing by Company from time to time. In the case of sales outside the United States, the rate of exchange to be used in computing the monthly amount of currency equivalent in United States dollars due Company shall be determined by MSD based on its then-current policies. All amounts and prices are exclusive of sales, use, GST, VAT, excise, and other taxes, duties or charges of a similar nature imposed by any federal, state, provincial, or local government, or other taxing authority. If any sales, use, GST, VAT, excise, and other taxes, duties or charges of a similar nature will be chargeable, MSD shall pay or, upon receipt of invoice from Company, shall reimburse these in addition to the sums otherwise payable, at the rate in force at the due time for payment or such other time as is stipulated under the relevant legislation.

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

28

EXECUTION COPY

5.9	Income Tax Withholding. Company shall be liable for all income and other taxes (including interest) (“Taxes”) imposed upon any payments made by MSD to Company under this Article 5 (“Agreement Payments”). If applicable laws, rules or regulations require the withholding of Taxes, MSD shall make such withholding payments and shall subtract the amount thereof from the Agreement Payments. MSD shall submit to Company appropriate proof of payment of the withheld Taxes as well as the official receipts within a reasonable period of time. MSD shall provide Company reasonable assistance in order to allow Company to obtain the benefit of any present or future treaty against double taxation which may apply to the Agreement Payments.

5.10	Products Other Than Human Therapeutics. The Parties acknowledge and agree that the payments set forth in this Article 5 apply to products developed for use in humans. If MSD desires to develop or commercialize a product that incorporates Licensed Compound for use in non-humans, the Parties shall negotiate in good faith reduced milestone and royalty payments with respect to such products and MSD agrees not to develop or commercialize such a product until such reduced milestone and royalty payments have been agreed upon by Company and MSD.

ARTICLE 6 REPRESENTATIONS AND WARRANTIES

6.1	Representations and Warranties of Each Party. Each Party represents and warrants to the other Party that as of the Effective Date:

6.1.1	such Party is duly organized and validly existing under the laws of the state or jurisdiction of its organization and has full corporate right, power and authority to enter into this Agreement and to perform its obligations hereunder;

6.1.2	the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the necessary corporate actions of such Party. This Agreement has been duly executed by such Party. This Agreement and any other documents contemplated hereby constitute valid and legally binding obligations of such Party enforceable against it in accordance with their respective terms, except to the extent that enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors; and

6.1.3	the execution, delivery and performance by such Party of this Agreement and any other agreements and instruments contemplated hereunder will not (i) in any respect violate any statute, regulation, judgment, order, decree or other restriction of any governmental authority to which such Party is subject, (ii) violate any provision of the corporate charter, by-laws or other organizational documents of such Party, or (iii) constitute a material violation or breach by such Party of any provision of any material contract, agreement or instrument to which such Party is a party or to which such Party may be subject although not a party.

6.2	Company Representations and Warranties. Company represents and warrants to MSD that as of the Effective Date:

29

EXECUTION COPY

6.2.1	all Patent Rights within the Company Patent Rights are in full force and effect, and, to the best of Company’s knowledge, the Company Patent Rights and Company Know-How exist and are not invalid or unenforceable, in whole or in part;

6.2.2	it has the full right, power and authority to enter into this Agreement, to perform the activities hereunder, including the Research Program, and to grant the licenses granted hereunder (including under Article 3);

6.2.3	it (and its Affiliates) has not prior to the Effective Date (i) assigned, transferred, conveyed or otherwise encumbered its right, title and interest in Company Patent Rights or Company Know-How or (ii) entered into any agreements (written or oral) granting any licenses or rights to any Third Parties (a) relating to the LBPs, Company Patent Rights or Company Know-How or (b) that would conflict with the rights granted to MSD hereunder;

6.2.4	to the best of Company’s knowledge, it is the sole and exclusive owner of the Company Patent Rights and Company Know-How, all of which are (and shall be, in the case of Company Information and Inventions) free and clear of any liens, charges and encumbrances, and no other person, corporate or other private entity, or governmental entity or subdivision thereof, has or shall have any claim of ownership whatsoever with respect to the Company Patent Rights and Company Know-How;

6.2.5	neither it nor any of its Affiliates has received any written notification from a Third Party that the research, development, manufacture, use, sale or import of LBPs infringes or misappropriates the Patent Rights or know-how owned or controlled by such Third Party, and Company has no knowledge that a Third Party has any basis for any such claim;

6.2.6	Company has complied with all existing country-specific laws and regulations involving inventor remuneration associated with the Company Patent Rights, including Article 6 of the Third Amendment of Chinese Patent Law;

6.2.7	there are no claims, judgments or settlements against or owed by Company (or any of its Affiliates) and no pending or threatened claims or litigation relating to the Company Patent Rights and Company Know-How;

6.2.8	to the knowledge of Company after due inquiry, Company owns or controls (through licenses, grant of rights or other similar arrangements with Affiliates or Third Parties) all intellectual property necessary to perform its obligations under this Agreement;

6.2.9	Company has obtained all necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by it as of the Effective Date, as applicable, in connection with the execution, delivery and performance of this Agreement by Company;

6.2.10	Company (and its Affiliates) has not employed or otherwise used in any capacity, and wil not employ or otherwise use in any capacity, the services of any Person debarred under United States law, including under Section 21 USC 335a or any foreign equivalent thereof, in performing any portion of the Research Program;

30

EXECUTION COPY

6.2.11	all research and development (including non-clinical studies and Clinical Trials (as applicable)) related to the LBPs prior to the Effective Date has been conducted in accordance with all applicable laws;

6.2.12	all information and data provided by or on behalf of Company to MSD on or before the Effective Date in contemplation of this Agreement is and was true, accurate and complete in all material respects at the time of disclosure, and Company has not disclosed, failed to disclose, or cause to be disclosed, any information or data that would reasonably be expected to cause the information and data that has been disclosed to be misleading in any material respect; and

6.2.13	it has or ensures that it will have the resources and capabilities to do the work contemplated by the Work Plan.

6.3	Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY TECHNOLOGY, PATENTS, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT, AND EACH PARTY HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING. THE PARTIES ACKNOWLEDGE THAT ANY BIOLOGICAL MATERIAL PROVIDED BY ONE PARTY TO ANOTHER HEREUNDER, ARE PROVIDED “AS IS” WITH NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED.

ARTICLE 7 PATENT PROVISIONS.

7.1	Filing, Prosecution and Maintenance of Patents.

7.1.1	Company Patent Rights.

(a)	MSD shall have the first right to file patent applications claiming Company Information and Inventions; provided that, following MSD’s selection of the final Selected LBP, MSD’s right to file patent applications claiming Company Information and Inventions shall be limited to Company Information and Inventions related to Selected LBPs, Licensed Compounds or Licensed Products or compositions, methods of use, or methods of manufacture thereof (“Company Product Related Inventions”). Company shall promptly disclose to MSD in writing the conception, creation and/or discovery of such Company Information and Inventions to which one or more patent applications may be filed. MSD shall give Company an opportunity to review the text of any patent application before filing, shall consult with Company with respect thereto, and shall supply Company with a copy of the application as filed, together with notice of its filing date and serial number.

31

EXECUTION COPY

(b)	MSD has the first right to prosecute and maintain in the Territory, upon appropriate consultation with Company, the Company Patent Rights licensed to MSD under this Agreement; provided that, following MSD’s selection of the final Selected LBP, MSD’s right to prosecute and maintain Company Patent Rights shall be limited to Company Patent Rights that claim or cover Company Product Related Inventions (“Company Product Related Patent Rights”). MSD shall keep Company advised of the status of the Company Patent Rights for which MSD is responsible for the prosecution and maintenance and, upon Company’s request, shall provide advance copies of any papers related to the prosecution and maintenance of such Company Patent Rights. MSD shall promptly give notice to Company of the grant, lapse, revocation, surrender, invalidation or abandonment of any Company Patent Rights for which MSD is responsible for the prosecution and maintenance. MSD shall give notice to Company of any desire to cease prosecution and/or maintenance of any Company Patent Rights for which MSD is responsible or abandon particular subject matter disclosed therein on a country-by-country basis in the Territory and, in such case, MSD shall permit Company, in its sole discretion, to continue prosecution or maintenance of such Company Patent Rights or maintain and prosecute patent applications that claim such subject matter at its own expense. MSD shall execute documents in a timely manner as may be reasonably necessary to allow Company to continue such prosecution or maintenance, including filing patent applications that claim such subject matter to be abandoned.

(c)	Following MSD’s selection of the final Selected LBP, Company has the first right to file, prosecute and maintain in the Territory, upon appropriate consultation with MSD, the Company Patent Rights licensed to MSD under this Agreement that are not Company Product Related Patent Rights. Company shall keep MSD advised of the status of the such Company Patent Rights and, upon MSD’s request, shall provide advance copies of any papers related to the prosecution and maintenance of such Company Patent Rights. Company shall give MSD an opportunity to review the text of any patent application before filing, and shall consult with MSD with respect thereto; provided that Company shall have final say on any subject matter in any application except for subject matter that affects, or could reasonably be expected to affect Inventions that are Selected LBPs, and/or Licensed Compound and/or Licensed Products, or compositions, methods of use, or methods of manufacture thereof. Company shall promptly give notice to MSD of the grant, lapse, revocation, surrender, invalidation or abandonment of any Company Patent Rights for which Company is responsible for the prosecution and maintenance. Company shall give notice to MSD of any desire to cease prosecution and/or maintenance of any Company Patent Rights for which Company is responsible or abandon particular subject matter disclosed therein on a country-by-country basis in the Territory and, in such case, Company shall permit MSD, in its sole discretion, to continue prosecution or maintenance of such Company Patent Rights or maintain and prosecute patent applications that claim such subject matter to be abandoned at its own expense. Company shall execute documents in a timely manner as may be reasonably necessary to allow MSD to continue such prosecution or maintenance, including filing patent applications that claim such subject matter to be abandoned.

7.1.2	Joint Patent Rights. MSD shall have the first right to file, prosecute, and maintain patents and patent applications claiming Joint Information and Inventions. MSD shall keep Company advised of the status of any actual and prospective patent filings and upon Company’s request, shall provide advance copies of any papers related to the filing of Joint Information and Inventions and the prosecution and maintenance of Joint Patent Rights.

32

EXECUTION COPY

MSD shall give notice to Company of any desire to cease prosecution and/or maintenance of Joint Patent Rights or abandon any particular subject matter disclosed therein on a country-by-country basis in the Territory and, in such case, shall permit Company, in its sole discretion, to continue prosecution or maintenance of such Joint Patent Rights or maintain and prosecute patent applications that claim such subject matter to be abandoned at its own expense. If Company elects to continue prosecution or maintenance of such Joint Patent Rights, MSD shall execute documents in a timely manner as may be reasonably necessary to allow Company to continue such prosecution or maintenance, including filing patent applications that claim such subject matter to be abandoned.

7.1.3	Patent Term Extension. The Parties shall cooperate fully with each other to provide necessary information and assistance, as the other Party may reasonably request, in obtaining patent term extension or supplemental protection certificates or their equivalents in any country in the Territory where applicable to Company Patent Rights and Joint Patent Rights. In the event that elections with respect to obtaining such patent term extension are to be made, MSD shall have the right to make the election and Company agrees to abide by such election.

7.1.4	Other Cooperation. The Parties agree to cooperate fully and provide any information and assistance that either may reasonably request for the filing, prosecution and maintenance of Company Patent Rights and Joint Patent Rights. The Parties further agree to take reasonable actions to maximize the protections available under the safe harbor provisions of 35 U.S.C. 102(c) for U.S. patents and patent applications.

7.1.5	Filing, Prosecution and Maintenance Expenses. With respect to all filing, prosecution and maintenance activities under this Section 7.1, the filing and/or prosecuting Party shal be responsible for payment of all costs and expenses related to such activities.

7.1.6	Inventor Remuneration. Company shall comply with all applicable country-specific inventor remuneration laws and regulations, including Article 6 of the Third Amendment of Chinese Patent Law associated with Company Patent Rights and Joint Patent Rights when inventor remuneration obligations are triggered by an employee of Company and/or its Affiliates, or a Third Party acting on behalf of Company and/or its Affiliates.

7.2	Interference, Derivation, Opposition, Reexamination, Reissue, Supplemental Examination, Inter Partes Review and Post-Grant Review Proceedings.

7.2.1	Third Party Initiated Proceedings. Each Party shall, within [***] of learning of such event, inform the other Party of any request for, or filing or declaration of, any interference, derivation proceeding, opposition, reexamination requested by a Third Party, inter partes review, post-grant review or similar contested administrative proceeding involving a Third Party relating to Company Product Related Patent Rights or Joint Patent Rights. MSD and Company shall thereafter consult and cooperate fully to determine a course of action with respect to any such proceeding. MSD shall have the first right to control such proceedings with respect to Company Product Related Patent Rights or Joint Patent Rights, and Company shall have the right to review and approve any submission to be made in connection with such proceeding, which approval will not be unreasonably withheld or delayed provided that Company shall have final say on any actions or proceedings that affect, or could reasonably be expected to affect Company's use and/or exploitation of the Company Information and Inventions, Company Know-How and/or Company Patent Rights. In the event that MSD chooses not to initiate a proceeding under this Section 7.2.1, Company shall have the right and discretion to initiate such proceedings. The initiating Party shall have the first right to control such proceedings.

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

33

EXECUTION COPY

7.2.2	Party Initiated Proceedings. MSD shall have the first right to initiate a reexamination, supplemental examination, reissue or similar administrative proceeding relating to Company Product Related Patent Rights or Joint Patent Rights. Notwithstanding the foregoing, MSD shall not initiate any such proceeding without the prior written consent of Company, which consent shall not be unreasonably withheld or delayed. Company shall have the right to review and approve any submission to be made in connection with such proceeding, which approval will not be unreasonably withheld or delayed. If there is disagreement regarding whether a reexamination, supplemental examination, reissue or similar administrative proceeding relating to Company Product Related Patent Rights or Joint Patent Rights should be initiated, such disagreement shall be referred to the senior intellectual property officers of the Parties. In the event that these two executives do not, after reasonable good faith efforts, reach agreement, the resolution and/or course of conduct shall be determined by MSD. In the event that MSD chooses not to initiate a proceeding under this Section 7.2.2, Company shall have the right to initiate such proceeding. The initiating Party shall have the first right to control such proceedings.

7.2.3	Cooperation. In connection with any administrative proceeding under Section 7.2.1 or 7.2.2, MSD and Company shall cooperate fully and provide each other with any information or assistance that either may reasonably request. The Parties shall keep each other informed of developments in any such action or proceeding, including the status of any settlement negotiations and the terms of any offer related thereto. For any proceeding not controlled by MSD, Company shall obtain prior approval from MSD of any settlement offer or settlement agreement.

7.2.4	Expenses. The Party controlling any administrative proceeding pursuant to Section 7.2.1 and 7.2.2 shall bear all expenses related thereto.

7.3	Enforcement and Defense.

7.3.1	The Parties shall give notice to each other of either (i) any infringement of Company Product Related Patent Rights or Joint Patent Rights, or (ii) any misappropriation or misuse of Company Know-How or Joint Information and Inventions, that may come to its attention. MSD and Company shall thereafter consult and cooperate fully to determine a course of action, including but not limited to the commencement of legal action by either or both MSD and Company, to terminate any infringement of Company Product Related Patent Rights or Joint Patent Rightsor any misappropriation or misuse of Company Know-How or Joint Information and Inventions. MSD, upon notice to Company, shall have the first right to initiate and prosecute such legal action at its own expense and in the name of MSD and/or Company, or to control the defense of any declaratory judgment action relating to Company Product Related Patent Rights or Joint Patent Rights or Company Know-How or Joint Information and Inventions. Each Party shall have the right to be represented by counsel of its own choice.

34

EXECUTION COPY

7.3.2	MSD shall promptly inform Company if it elects not to exercise its first right under Section 7.3.1 to initiate and prosecute legal action, and Company shall thereafter have the right and the discretion to either initiate and prosecute such action or to control the defense of such declaratory judgment action in the name of Company and, if necessary, MSD. If Company elects to do so, the costs of any agreed-upon course of action to terminate infringement of Company Product Related Patent Rights or Joint Patent Rights or misappropriation or misuse of Company Know-How or Joint Information and Inventions, including without limitation the costs of any legal action commenced or the defense of any declaratory judgment, shall be paid by Company. Each Party shall have the right to be represented by counsel of its own choice.

7.3.3	For any action to terminate any infringement of Company Product Related Patent Rights or Joint Patent Rights or any misappropriation or misuse of Company Know-How or Joint Information and Inventions, in the event that a Party is unable to initiate or prosecute such action solely in its own name, the other Party will join such action voluntarily and will execute and cause its Affiliates to execute all documents necessary for the Party to initiate litigation to prosecute and maintain such action under this Section 7.3. In connection with any action or potential action, MSD and Company will cooperate fully and will provide each other with any information or assistance that either may reasonably request, including cooperating with regard to any pre-litigation review of the Company Product Related Patent Rights or Joint Patent Rights. Each Party shall keep the other informed of developments in any action or proceeding provided that Company shall have final say on any action or proceedings that affects, or could reasonably be expected to affect Company's use and/or exploitation of the Company Information and Inventions, Company Know -How and/or Company Patent Rights for uses outside the scope of the provisions set forth in the Agreement. For any proceeding not controlled by MSD, Company shall obtain prior approval from MSD of any settlement offer or settlement agreement.

7.3.4	Any recovery obtained by either or both MSD and Company in connection with or as a result of any action contemplated by this Section 7.3, whether by settlement or otherwise, shall be shared in order as follows:

(a)	the Party which initiated and prosecuted the action shall recoup all of its costs and expenses incurred in connection with the action;

(b)	the other Party shall then, to the extent possible, recover its costs and expenses incurred in connection with the action; and

(c)	the amount of any recovery remaining shall then be allocated between the Parties on a pro rata basis taking into consideration the relative economic losses suffered by each Party.

35

EXECUTION COPY

7.3.5	Each Party shall inform the other Party of any certification regarding any Joint Patent Rights it has received pursuant to either 21 U.S.C. §§355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV), or its successor provisions or any similar provisions in a country in the Territory other than the United States, and shall provide a copy of such certification within [***] of receipt. MSD has the first right to initiate and prosecute any legal action as a result of such certification; provided, however, that MSD shall inform Company of such decision to initiate such action within [***] of receipt of the certification, after which time Company shall have the right to initiate and prosecute such action. Regardless of which Party has the right to initiate and prosecute such action, both Parties shall, as soon as practicable after receiving notice of such certification, convene and consult with each other regarding the appropriate course of conduct for such action. The non-initiating Party shall have the right to be kept fully informed and participate in decisions regarding the appropriate course of conduct for such action, and the right to join and participate in such action. Company’s and MSD’s rights and obligations with respect to the prosecution of any legal action as a result of such certification and any recovery obtained as a result of such legal action shall be as defined in Sections 7.3.3 and 7.3.4

Company shall inform MSD of any matter of which it becomes aware concerning the submission of an application to the U.S. Food & Drug Administration under Section 351(k) of the U.S. Public Health Services Act (42 USC 262(k)), or to a similar agency under any similar provisions in a country in the Territory, seeking approval of a biosimilar or interchangeable biological product with regard to which MSD is a reference product sponsor involving Company Product Related Patent Rights or Joint Patent Rights (“Biosimilar Application”). Company shall provide MSD with the unopened Biosimilar Application within three (3) days of receipt. Notwithstanding the foregoing provisions of Section 7.3, MSD shall have the sole right, in its discretion, to control any legal action and any activity taken to resolve a Dispute with respect to any infringement of Company Product Related Patent Rights or Joint Patent Rights with respect to any Biosimilar Application, including selection of any patents for listing under 42 U.S.C. §262(l), and Company shall have no rights in connection therewith. For any action with respect to any infringement of Company Product Related Patent Rights or Joint Patent Rights with respect to any Biosimilar Application, in the event that MSD is unable to initiate or prosecute such action solely in its own name, Company will join such action voluntarily and will execute and cause its Affiliates to execute all documents necessary for MSD to initiate, prosecute and maintain such action. In connection with any action, Company shall cooperate with MSD and provide MSD with information and assistance that MSD may reasonably request, including as defined in Section 7.3.3.

7.4	Patent Committee. The Parties hereby establish a committee to facilitate the filing, prosecution and maintenance of Company Patent Rights, MSD Patent Rights, and Joint Patent Rights as follows:

7.4.1	Establishment. Within [***] after the Effective Date, the Parties shall establish a patent committee (the “Patent Committee”) to discuss, oversee and coordinate the filing, prosecution, maintenance and enforcement of Company Patent Rights, MSD Patent Rights, and Joint Patent Rights in accordance with Section 7.1; and defense against claims of infringement of Third Party patents related to the intellectual property licensed or practiced under this Agreement. The Patent Committee will provide recommendations to the Parties regarding the filing, prosecution, maintenance and enforcement of the Company Patent Rights, MSD Patent Rights, or Joint Patent Rights, Company Information and Inventions, MSD Information and Inventions, or Joint Information and Inventions and related intellectual property matters, including coordinating patent strategy to ensure that strong patent rights are obtained for the mucosal vaccines to be developed.

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

36

EXECUTION COPY

7.4.2	Membership; Meetings. The Patent Committee shall be composed of one (1) employee from each of MSD and Company knowledgeable in patent law and the technology areas that are the subject of this Agreement. The Patent Committee shall meet, by teleconference, or by video-teleconference, at least one (1) time per Calendar Quarter, or more or less often as the Parties shall determine. The first such meeting shall be within [***] after the Effective Date. Any member of the Patent Committee may designate a substitute, who shal be an employee of the applicable Party, to attend with prior written notice to the other Party. Ad hoc guests who are subject to written confidentiality obligations at least as stringent as the provisions in Article 4 may be invited to Patent Committee meetings. Each Party may replace its Patent Committee members with other of its employees with the qualifications set forth in this Section 7.4.2, at any time, upon written notice to the other Party.

7.4.3	Recommendations; Limitations on Patent Committee. Recommendations of the Patent Committee shall be made by consensus, with each Party having collectively one (1) vote in all decisions. The Patent Committee shall have only such powers as are specifically delegated to it in this Agreement and such powers shall be subject to the terms and conditions set forth herein. Without limiting the generality of the foregoing, the Patent Committee shall have no power to amend this Agreement, the Research Programs or any written Research plan. Recommendations where the Patent Committee is unable to reach a consensus are determined as follows:

(a)	Decision Making Authority. Subject to the terms of Article 7, MSD shall have final decision-making authority with respect to any Dispute relating specifically to (i) Joint Information and Inventions, including all Joint Patent Rights associated therewith, (ii) Company Product Related Inventions, including all Company Product Related Patent Rights and (iii) MSD Information and Inventions, including all MSD Patent Rights associated therewith.

(b)	Disputes. The Patent Committee shall seek to resolve Disputes concerning recommendations on all other Company Patent Rights licensed to MSD under this Agreement. If the Patent Committee is unable to reach a consensus recommendation on a matter that relates to the Company Patent Rights licensed to MSD under this Agreement within [***] after it has met and attempted to reach such recommendation, then either Party may refer such matter for resolution in accordance with Sections 9.7.1 and 9.7.9.

7.4.4	Updates. The Patent Committee shall provide status updates to the Committee periodically as agreed to by the Parties for as long as the Committee is in existence and, thereafter, to the Parties.

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

37

EXECUTION COPY

7.4.5	Duration of Patent Committee. The Patent Committee shall endure for the Term and, by mutual agreement, beyond the Term.

7.5	MSD Patent Rights, MSD Know-How and MSD Information and Inventions. Notwithstanding anything to the contrary in this Agreement, MSD shall have the sole right and discretion to (i) file, prosecute and maintain any MSD Patent Rights in the Territory; and (ii) enforce any MSD Patent Rights, and protect against any misappropriation or misuse of MSD Information and Inventions and MSD Know-How in the Territory.

ARTICLE 8 TERM AND TERMINATION

8.1	Term and Expiration. This Agreement shall be effective as of the Effective Date and unless terminated earlier pursuant to Sections 8.2 or 8.3, this Agreement shall continue in full force and effect until the expiration of the later of: (i) the Research Program Term if MSD does not exercise a License Option during the Option Exercise Period; or (ii) if MSD does exercise a License Option during the Option Exercise Period, until one or more Licensed Products has received Marketing Authorization and, thereafter, expiration of all applicable royalty obligations hereunder (the “Term”). Upon expiration of the Term (provided MSD has exercised a License Option during the Option Exercise Period), MSD's licenses pursuant to Sections 3.3 and 3.6 shall become fully paid-up, royalty-free, irrevocable and perpetual, exclusive and sublicensable licenses.

8.2	Termination due to License Option Expiration; Termination by MSD other than for Cause.

8.2.1	Termination by MSD. MSD shall have the right to terminate this Agreement at any time in its sole discretion by giving ninety (90) day’s advance written notice to Company. For the avoidance of doubt, termination by MSD under this Section 8.2 can be effected only through a written notice specifically referring to this Section.

8.2.2	Termination due to License Option Expiration. If MSD does not exercise a License Option on or before the end of the Option Exercise Period, this Agreement shall terminate automatically with no further action of the Parties.

8.2.3	Effect of Termination under Section 8.2.

(a)	No later than [***] after the effective date of termination under this Section 8.2, each Party shall return or cause to be returned to the other Party all Information in tangible form received from the other Party and all copies thereof; provided, however, that each Party may retain any Information reasonably necessary for such Party’s continued practice under any license(s) which do not terminate pursuant to this Section 8.2, and may keep one copy of Information received from the other Party in its confidential files for record purposes or to demonstrate compliance with its obligations, or assert its rights, under this Agreement; and further, provided, that a Party shall not be required to erase electronic files created in the ordinary course of business during automatic system back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information so long as such electronic files are (i) maintained only on centralized storage servers (and not on personal computers or devices), (ii) not accessible by any of its personnel (other than its information technology specialists), and (iii) are not otherwise accessed subsequently except with the written consent of the other Party or as required by law or legal process. Such retained copies of Information shall remain subject to the confidentiality and non-use obligations herein.

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

38

EXECUTION COPY

(b)	In the event of any termination under this Section 8.2: (i) each Party shall pay all amounts then due and owing as of the termination date; and (ii) except for the surviving provisions set forth in Section 8.4 and as otherwise set forth in this Section 8.2.3, the rights and obligations of the Parties hereunder shall terminate as of the date of such termination.

(c)	In the event of a termination under this Section 8.2 following exercise of a License Option, if at all:

(i)	MSD shall have a fully paid-up non-exclusive license to use Company Information and Inventions and Company’s interest in Joint Information and Inventions for internal research purposes only;

(ii)	MSD and its Affiliates, sublicensees and distributors shall be entitled, during the [***] period immediately following the effective date of termination, to finish any work-in-progress and to sell any Licensed Compound or Licensed Product remaining in inventory, in accordance with the terms of this Agreement.

8.3	Termination for Cause.

8.3.1	Cause for Termination. This Agreement may be terminated at any time during the Term of this Agreement:

(a)	upon written notice by either Party if the other Party is in breach of its material obligations hereunder by causes and reasons within its control and has not cured such breach within ninety (90) days after notice requesting cure of the breach; provided, however, in the event of a good faith Dispute with respect to the existence of a material breach, the ninety (90) day cure period shall be tolled until such time as the Dispute is resolved pursuant to Section 9.7; and provided, further, that any cure period shall apply solely to the extent such breach is capable of cure; or

(b)	by either Party upon the occurrence of an Insolvency Event or filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within ninety (90) days after the filing thereof.

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

39

EXECUTION COPY

8.3.2	Effect of Termination for Cause.

(a)	No later than thirty (30) days after the effective date of termination under this Section 8.3, each Party shall return or cause to be returned to the other Party all Information in tangible form received from the other Party and all copies thereof; provided, however, that each Party may retain any Information reasonably necessary for such Party’s continued practice under any license(s) which do not terminate pursuant to this Section 8.3, and may keep one copy of Information received from the other Party in its confidential files for record purposes or to demonstrate compliance with its obligations, or assert its rights, under this Agreement; and further, provided, that a Party shall not be required to erase electronic files created in the ordinary course of business during automatic system back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information so long as such electronic files are (i) maintained only on centralized storage servers (and not on personal computers or devices), (ii) not accessible by any of its personnel (other than its information technology specialists), and (iii) are not otherwise accessed subsequently except with the written consent of the other Party or as required by law or legal process. Such retained copies of Information shall remain subject to the confidentiality and non-use obligations herein.

(b)	Except for the surviving provisions set forth in Section 8.4 and as otherwise set forth in this Section 8.3.2, the rights and obligations of the Parties hereunder shall terminate as of the date of a termination under Section 8.3.

(c)	If MSD terminates this Agreement under Section 8.3.1(a) prior to exercise of a License Option, effective as of the date of termination, Company hereby assigns to MSD its right, title and interest in and to (i) the Company Information and Inventions and the Joint Information and Inventions and (ii) all LBPs that were the subject of and included in the Research Program. In lieu of such termination, however, MSD may, in its sole discretion, not terminate, in which case, upon exercise of a License Option, if at all, any and all payments upon exercise of a License Option, milestones and royalties payable pursuant to Sections 5.3, 5.4 and 5.5 shall be reduced by [***].

(d)	If MSD terminates this Agreement under Section 8.3.1(a) after exercise of a License Option, if at all, effective as of the date of termination, Company hereby assigns to MSD its right, title and interest in and to (i) the Company Information and Inventions and the Joint Information and Inventions that arose out of and were the subject of the License Option exercised by MSD and (ii) all LBPs that were the subject of and included in the Research Program.

(e)	If Company terminates this Agreement under Section 8.3.1(a) prior to exercise of a License Option, MSD hereby grants to Company, effective as of the date of termination, a non-exclusive license under MSD’s interest in (x) Joint Information and Inventions, (y) MSD Information and Inventions and (z) Patent Rights claiming each of the foregoing for all purposes; provided, that in the event of such termination, MSD shall not, for a period of [***] following the effective date of such termination, clinically develop Vaccine Product for an Indication.

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

40

EXECUTION COPY

(f)	If Company terminates this Agreement under Section 8.3.1(a) after exercise of a License Option, if at all, effective as of the date of termination, MSD and its Affiliates, sublicensees and distributors shall be entitled, during the [***] period immediately following the effective date of termination, to finish any work-in-progress and to sell any Licensed Compound or Licensed Product remaining in inventory, in accordance with the terms of this Agreement.

(g)	In the event that this Agreement is terminated by MSD under Section 8.3.1(b) due to the rejection of this Agreement by or on behalf of Company due to an Insolvency Event, all licenses and rights to licenses granted under or pursuant to this Agreement by Company to MSD are and shall otherwise be deemed to be licenses of rights to “intellectual property”. The Parties agree that MSD, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under any applicable insolvency statute, and that upon commencement of an Insolvency Event by or against Company, MSD shall be entitled to a complete duplicate of or complete access to (as MSD deems appropriate), any such intellectual property and all embodiments of such intellectual property. Such intellectual property and all embodiments thereof shal be promptly delivered to MSD (i) upon any such commencement of a bankruptcy proceeding upon written request therefore by MSD, unless Company elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of Company upon written request therefore by Company. The provisions of this Section 8.3.2(g) shall be (i) without prejudice to any rights MSD may have arising under any applicable insolvency statute or other applicable law and (ii) effective only to the extent permitted by applicable law.

8.4	Effect of Expiration or Termination; Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination, including without limitation the obligation to pay royalties for Licensed Compounds or Licensed Product(s) sold prior to such expiration or termination. The provisions of Article 4 shall survive the expiration or termination of this Agreement and shall continue in effect for [***]. In addition, the provisions of Article 1, Article 7, Article 8 and Article 9, and Sections 2.8, 3.4, 3.7, and 3.10 shall survive any expiration or termination of this Agreement.

ARTICLE 9 MISCELLANEOUS

9.1	Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including, but not limited to, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, cyberattacks, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

41

EXECUTION COPY

9.2	Assignment; Change of Control.

9.2.1	Assignment. Except as provided in this Section 9.2.1, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the consent of the other Party; provided, however, that MSD may, without such consent, assign, in whole or in part, this Agreement and its rights and obligations hereunder to an Affiliate or in connection with the transfer or sale of all or substantially all of its assets related to the subject matter of this Agreement, or in the event of its merger or consolidation or change in control or similar transaction. Any attempted assignment not in accordance with this Section 9.2.1 shall be void. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement.

9.2.2	Change of Control. Upon a Change of Control of Company: (i) Company shall adopt reasonable procedures to be agreed upon in writing with MSD to prevent the disclosure of all information of MSD and its Affiliates and other information with respect to development and commercialization of Licensed Compounds and Licensed Products and conduct any activities under the Research Program separately from all of its other activities and its Affiliates’ activities, including the maintenance of separate lab notebooks and records; (ii) Company shall establish reasonable firewall protections and safeguards designed to ensure the activities of its personnel under, if any, the Research Program are segregated from all other activities.

Any attempted assignment not in accordance with this Section 9.2 shall be void. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement.

9.3	Use of Affiliates. MSD shall have the right to exercise its rights and perform its obligations under this Agreement either itself or through any of its Affiliates.

9.4	Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use reasonable efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

42

EXECUTION COPY

9.5	Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if (a) delivered personally, (b) sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), (c) sent by nationally-recognized overnight courier, (d) sent by registered or certified mail, postage prepaid, return receipt requested, or (e) in the case of notice to MSD, delivered by electronic mail followed by delivery via one of the foregoing methods, in each case addressed as follows:

if to Company, to:	[***]

and:	[***]

if to MSD, to:	[***]

With a copy (which shall not constitute notice) to:	[***]

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile or, in the case of MSD, emailed on a business day (or if delivered or sent on a non-business day, then on the next business day); (b) on the business day after dispatch if sent by nationally-recognized overnight courier; or (c) on the fifth (5th) business day following the date of mailing, if sent by mail. The Parties hereby agree that, to the extent permitted by law, any notice provided in accordance with this Section 9.5 shall constitute due service of process with respect to any legal proceeding between the Parties arising hereunder and that compliance with the Hague Convention for the Service of Process, if otherwise applicable, shall not be required.

9.6	Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of England and Wales without reference to any rules of conflict of laws or renvoi.

9.7	Dispute Resolution.

9.7.1	The Parties shall negotiate and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof (a “Dispute”). Any Party shall give the other Party written notice of any Dispute not resolved in the normal course of business. Within twenty (20) days from the date of delivery of such notice, the receiving Party shall submit to the other Party a written response. The notice and response shall include (A) a statement of that Party's position and a summary of arguments supporting that position, and (B) the name and title of the executive who will represent that Party and of any other person who will accompany the executive. Within [***] days from the date of delivery of the initial notice, executives of both Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. These executives shall have the authority to settle the Dispute and shall be at a higher level of management than the persons with direct responsibility for administration of this Agreement. All negotiations pursuant to this paragraph are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

43

EXECUTION COPY

9.7.2	If the Parties do not fully settle following the procedure in Section 9.7.1, and a Party wishes to pursue the matter, each Dispute that is not an “Excluded Claim” (as defined below) shall be finally resolved by binding arbitration in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes of the American Arbitration Association (“AAA”), except that, unless the Parties agree otherwise:

(1)          the arbitration panel will be guided by the Parties’ decision to use arbitration as a less expensive and more expeditious alternative to litigation, and shall order only such pre-hearing exchanges of information as will facilitate fair, speedy and cost-effective resolution;

(2)          no interrogatories may be permitted;

(3)          production of documents shall be limited to those which are relevant to the Dispute;

(4)          (i) the arbitration panel shall permit discovery depositions only upon good cause shown and consistent with the expedited nature of arbitration, and only from such persons who may possess information determined by the arbitrator(s) to be necessary to the determination of the matter; (ii) absent exceptional circumstances, no party may take more than four (4) discovery depositions of fact witnesses and three (3) discovery depositions of expert witnesses; (iii) no corporate designee depositions are permitted;

(5)          absent exceptional circumstances, the arbitration hearing shall take no more than five (5) days and each side shall be permitted no more than fifteen (15) hours to present its case (including conducting any cross-examination);

(6)          the arbitrators may hear and decide pre-discovery and post-discovery dispositive motions;

(7)          the arbitrators shall issue a written award that contains a reasoned opinion setting forth the findings of fact and conclusions upon which the award is based, including the calculation of any damages awarded;

44

EXECUTION COPY

(8)  absent exceptional circumstances, the time between the service of the initial arbitration claim and the issuance of the arbitration award shall not exceed one (1) year; and

(9)  the arbitrators shall take appropriate actions to prevent, remediate, and/or sanction abusive conduct or other actions that threaten to undermine the fair, speedy and cost-effective resolution of the matter.

9.7.3	The arbitration shall be conducted by a panel of three (3) persons with relevant experience. The arbitrators will be selected as follows: The AAA will provide the Parties with a list of no less than fifteen (15) proposed arbitrators within five (5) business days of receipt of the notice of arbitration. Within ten (10) business days of receiving such list, the Parties shal identify which if any of the proposed arbitrators they strike for cause. Each Party will also be entitled to two (2) peremptory challenges to the list of proposed arbitrators, which shall be identified at the same time as any strikes for cause. Within three (3) business days of receipt of any challenges, each Party shall select one arbitrator from the remaining proposed arbitrators. The two (2) Party-selected arbitrators shall within two (2) business days select the third (3rd) Arbitrator from the list of remaining arbitrators. The third (3rd) arbitrator shall be the Lead Arbitrator. If both Parties initially select the same arbitrator, that arbitrator shall be the Lead Arbitrator. Within two (2) business days thereafter, the Parties shall then each select another arbitrator from the remaining proposed arbitrators. At no point during the selection process may any Party have direct communication with any proposed arbitrator, nor shall the Party-selected arbitrators be advised which Party selected them. All arbitrators must consent to abide by the provisions in Section 9.7.2 prior to their appointment. The place of arbitration shall be New York, New York, and all proceedings and communications shall be in English.

9.7.4	The arbitrators shall have no power to grant interim or permanent injunctive relief. Notwithstanding anything contained in this Agreement to the contrary, each Party shall have the right to institute judicial proceedings against the other Party, or anyone acting by, through or under such other Party, in order to seek specific performance, injunction or similar equitable relief.

9.7.5	Each Party shall bear its own costs and expenses and attorneys' fees and an equal share of the arbitrators' fees and any administrative fees of arbitration.

9.7.6	Neither a Party nor an arbitrator may disclose the existence, results or content of an arbitration (including any testimony, briefs, documents exchanged, written decisions, or other arbitration-related materials) without the prior written consent of both Parties, except to the extent required by law, or to the extent required by a Party to solicit expert advice or communicate with third parties believed to possess relevant information. Any Party seeking to confirm, modify, or vacate an award, or seeking enforcement of an award, shall, to the extent consistent with the law and ethical legal practice, request judicial relief to preserve the confidentiality of the arbitration to the greatest extent practicable.

9.7.7	In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the Dispute would be barred by the applicable statute of limitations under the laws of England and Wales consistent with Section 9.6.

45

EXECUTION COPY

9.7.8	The Parties agree that, in the event of a good faith Dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the Dispute through arbitration or other judicial determination. The Parties further agree that any payments made pursuant to this Agreement pending resolution of the Dispute shall be refunded if an arbitrator or court determines that such payments are not due.

9.7.9	As used in this Section, the term “Excluded Claim” shall mean a dispute, controversy or claim that concerns (a) a decision by the Committee (other than a Dispute related to the matter set forth in Section 9.7.11), Patent Committee or MSD within the proper scope of the Committee’s or Patent Committee’s authority pursuant to Sections 2.4 and 7.4, or an issue concerning the integrity of data submitted to a regulatory agency, neither of which shall be arbitrable or justiciable in any forum; (b) the validity or infringement of a patent, trademark or copyright; or (c) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory. Any action concerning Excluded Claims identified in clauses (b) and (c) of this Paragraph may be brought in any court having jurisdiction.

9.7.10	Any action seeking to confirm, vacate, or modify the arbitration award shall be brought exclusively in the federal court for the District of New Jersey, if federal jurisdiction is available, or, alternatively, in the state courts in Union County, New Jersey. Each of the Parties hereby submits to the exclusive jurisdiction of such courts for the purpose of any such litigation; provided, that a final judgment in any such litigation shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably and unconditionally agrees not to assert (a) any objection which it may ever have to the laying of venue of any such litigation in such courts, (b) any claim that any such litigation brought in any such court has been brought in an inconvenient forum, and (c) any claim that such court does not have jurisdiction with respect to such litigation.

9.7.11	Accelerated Arbitration. To the extent a Dispute is related to the determination of the specific, single percentage between [***] and [***] that will be applied (in accordance with the processes set forth in Sections 5.3 and 5.4.2, as applicable) to all future upfront payments (as set forth in Section 5.3), development and regulatory milestone payments, and sales milestones payments associated with each of the three (3) individual programs to be undertaken under the Work Plan which may be assigned [***], the following procedures will apply:

(a)	For purposes of arbitration under this Section 9.7.11, the arbitrator will be appointed pursuant to Section 9.7.3, but will be a single independent, conflict-free arbitrator with the requisite licensing and pharmaceutical industry experience (such arbitrator, the “Expert”). The Parties may select a different Expert for each Dispute depending on the nature of the issues presented and desired expertise.

(b)	Each Party will prepare and submit a written summary of [***] in support thereof to the Expert within [***] of the selection of the Expert. Upon receipt of such summaries from both Parties, the Expert will provide copies of the same to the other Party. The Expert will be authorized to solicit briefing or other submissions on particular questions. Within [***] of the delivery of such summaries by the Expert, each Party will submit a written rebuttal of the other Party’s summary and may also amend and re-submit its original summary. Oral presentations will not be permitted unless otherwise requested by the Expert. The Expert will make a final decision with respect to the arbitration matter within [***] following receipt of the last of such rebuttal statements submitted by the Parties and will make a determination by [***].

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

46

EXECUTION COPY

(c)	The Parties further agree that the decision of the Expert will be the sole, exclusive and binding remedy between them regarding determination of the arbitration matter so presented. Confirmation of, or judgment upon any award rendered pursuant to this Section 9.7.11 may be entered by any court of competent jurisdiction. The Expert will have no authority to award any type of damages excluded under Section 9.8. Each Party shall bear its own costs and expenses and attorneys' fees and an equal share of the arbitrators' fees and any administrative fees of arbitration.

9.8	Limitation of Liability. Notwithstanding anything to the contrary contained herein, no Party shall be liable to another Party under any theory for any special, incidental, indirect, consequential or other similar damages, or any punitive damages, whether arising directly or indirectly out of the transactions contemplated by this Agreement. To be clear, neither Party shall be entitled to recover for any lost profit or lost sale damages of any kind, whether those claimed damages are direct or indirect.

9.9	Entire Agreement; Amendments. This Agreement, together with the Schedules and Exhibits hereto, and the Stock Purchase Agreements, contains the entire understanding of the Parties with respect to the subject matter hereof. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, with respect to the subject matter hereof are superseded by the terms of this Agreement and the Stock Purchase Agreements. The Schedules and Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties hereto.

9.10	Headings. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.

9.11	Independent Contractors. It is expressly agreed that Company and MSD shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Company nor MSD shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

47

EXECUTION COPY

9.12	Waiver. The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise.

9.13	Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

9.14	Certain Conventions. Any reference in this Agreement to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit shall be deemed to be a reference to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit, of or to, as the case may be, this Agreement, unless otherwise indicated. Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender, (b) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (c) words using the singular shall include the plural, and vice versa, and (d) any list or examples following the word “including” shall be interpreted without limitation to the generality of the preceding words.

9.15	Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a business day, then such notice or other action or omission shall be deemed to be required to be taken on the next occurring business day.

9.16	Counterparts. This Agreement may be signed in any number of counterparts (including by facsimile or electronic transmission), each of which shall be deemed an original, but all of which shall constitute one and the same instrument. After facsimile or electronic transmission, the Parties agree to execute and exchange documents with original signatures.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

48

EXECUTION COPY

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

MERCK SHARP & DOHME CORP.		4D PHARMA PLC

By:	/s/ Benjamin Thorner	By:
Name: Benjamin Thorner		Name:
Title: SVP & Head, BD&L		Title:

By:
Name:
Title:

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date,

MERCK SHARP & DOHME CORP.	4D PHARMA PLC

By:	By:	/s/ Duncan Peyton
Name:		Name: Duncan Peyton
Title:		Title: Director

	By:	/s/ Alex Stevenson
Name: Alex Stevenson
Title: Director

1

 EXECUTION COPY

SCHEDULE 1.31

LIST OF EXCLUDED LBPs

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

EXECUTION COPY

SCHEDULE 1.54

RESPONSE OUTCOMES

“Response Outcome 1” shall mean [***].

“Response Outcome 2” shall mean [***].

Criteria for Response Outcome 3 for the [***]

 [***]

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1

[***]

[***]

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE 2.1

RESEARCH PROGRAM – WORK PLAN

Attached.

EXECUTION COPY

[***]

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1

EXECUTION COPY

SCHEDULE 2.2

COMPANY PRE-APPROVED THIRD PARTIES AND RELATED ACTIVITIES

[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

[***]

[***]

[***][41]

*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

2

SCHEDULE 4.4

FORM OF COMPANY PRESS RELEASE

Regulatory

4D pharma plc

(the “Company” or “4D”)

4D pharma collaborates with MSD to develop Live Biotherapeutics for vaccines

4D pharma plc (AIM: DDDD), a pharmaceutical company leading the development of Live Biotherapeutics, today announces that the Company has entered into a research collaboration and option to license agreement with MSD, the tradename of Merck & Co., Inc., Kenilworth, NJ, USA, to discover and develop Live Biotherapeutics (“LBPs”) for vaccines.

Under the terms of the agreement 4D’s proprietary MicroRx® platform will be paired with MSD’s expertise in the development and commercialisation of novel vaccines, to discover and develop LBPs as vaccines in up to three undisclosed indications. 4D has the right, subject to certain conditions, to cause MSD to purchase $5 million in ordinary shares in 4D during the first 12 months of the collaboration. In addition to an upfront cash payment, for each indication, 4D will be eligible to receive up to $347.5 million in option exercise and development and regulatory milestone payments, plus tiered royalties on annual net sales of any licensed products derived from the collaboration. MSD will be responsible for development, manufacturing and commercialisation following the exercise of any of its exclusive options.

Duncan Peyton, 4D’s Chief Executive Officer, commented: “This research collaboration agreement brings together 4D’s innovation in the microbiome space and MSD’s track record of developing cutting-edge vaccines. MSD and 4D have worked closely combining world leading science to develop a workplan to advance the understanding of this field, with the aim of generating a new class of vaccines in areas of high unmet need.”

Daria Hazuda, Chief Scientific Officer of MSD’s Exploratory Science Center and MSD’s Vice President of Infectious Diseases and Vaccines Discovery Research, commented: “A key element of our focus in the Exploratory Science Center is the evaluation of emerging new areas of biology that have the potential to offer major beneficial impact to human health. By applying 4D’s MicroRx® technology we hope to gain meaningful insights into the role for the host microbiome in modulating the immune response and ultimately protection conferred by vaccines.”

For further information please contact:
4D

Duncan Peyton, Chief Executive Officer	+44 (0)113 895 0130

N+1 Singer - Nominated Adviser and Joint Broker	+44 (0)20 7496 3000
Aubrey Powell/ Justin McKeegan/ Alex Bond (Corporate Finance
Tom Salvesen (Corporate Broking)

Bryan Garnier & Co. Limited - Joint Broker	+44 (0)20 7332
2500 Dominic Wilson /Phil Walker

About 4D

Founded in February 2014, 4D is a world leader in the development of Live Biotherapeutics, a novel and emerging class of drugs, defined by the FDA as biological products that contain a live organism, such as a bacterium, that is applicable to the prevention, treatment or cure of a disease. 4D has developed a proprietary platform, MicroRx, that rationally identifies Live Biotherapeutic s based on a deep understanding of function and mechanism. 4D’s Live Biotherapeutic products are orally delivered single strains of bacteria that are naturally found in the healthy human gut. The Company has four clinical studies in progress, namely a Phase II clinical study of Blautix in Irritable Bowel Syndrome, a Phase I/II study of MRx0518 in combination with KEYTRUDA® in solid tumours, a Phase I study of MRx0518 in a neoadjuvant setting for patients with solid tumours and a Phase I/II study of MRx-4DP0004 in asthma. Other focus programmes include disease areas such as CNS disease.

About 4D

For more information, refer to https://www.4dpharmaplc.com/

This announcement contains inside information as defined in Article 7 of the Market Abuse

Regulation No. 596/2014 ("MAR"). Upon the publication of this announcement, this inside information is now considered to be in the public domain.

1